As filed with the Securities and Exchange Commission on August 16, 2007 Registration Number 333-128241

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          POS-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Union Dental Holdings, Inc.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

  Florida                                 6199                   65-0710392
--------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                            Coral Springs, FL, 33071
                                 (954) 575-2252
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                Dr. George Green
                             Chief Executive Officer
                           Union Dental Holdings, Inc.
                        1700 University Drive, Suite 200
                                  Coral Springs
                                  Florida 33071
                                 (954) 575-2252
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                          Proposed     Proposed
Title of Each Class       Maximum       Maximum        Amount of      Amount of
of Securities to           Amount    Offering Price    Aggregate   Registration
be Registered            Registered   Per Share(1)  Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock, par value
 $.0001(2)                   1,304,348     $.19     $  247,826.12       $29.17
--------------------------------------------------------------------------------
Common Stock, par value
 $.0001(3)                     500,000     $.19     $      95,000       $11.18
--------------------------------------------------------------------------------
Common Stock, par value
 $.0001(4)                  38,461,538     $.19     $7,307,692.22      $860.12
--------------------------------------------------------------------------------
Common Stock, par value
 $.0001(5)                   8,857,396     $.19     $1,682,905.24      $198.00
--------------------------------------------------------------------------------
Total                       49,123,282     $.19     $9,333,423.58    $1,098.55*
--------------------------------------------------------------------------------
* Previously paid

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the bid and asked price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of August 30, 2005 was $0.205 per share.
(2)  Represents shares issuable upon exercise of warrants.
(3)  Represents shares issuable upon exercise of warrants.
(4)  Represents shares issuable upon sales under the Investment Agreement.
(5)  Represents shares issuable upon conversion of the Debenture

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                EXPLANATORY NOTE

THIS FILING DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2 FILED ON SEPTEMBER 9, 2005 AND THE POST-EFFECTIVE AMENDMENT ON FORM SB-2 FILED ON SEPTEMBER 11, 2006. IN ACCORDANCE WITH THE
AGREEMENT WITH THE SELLING SHAREHOLDERS, WE ARE OBLIGATED TO MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT FOR A SPECIFIC PERIOD OF TIME.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Union Dental Holdings, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                  Subject to Completion, Dated August 16, 2007

                           Union Dental Holdings, Inc.

                        40,080,763 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 40,080,763 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Dutchess Private Equities Fund II, LP ("Dutchess"): (i) up to 8,857,396 shares issuable upon conversion of convertible debentures, (ii) 1,304,348 shares issuable upon exercise of warrants, and (ii) up to 29,919,019 shares of common stock issuable pursuant to a "put right" under the Investment Agreement, also referred to as an Equity Line of Credit with Dutchess Private Equities Fund II, LP. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of the 29,919,019 shares of common stock under the Investment Agreement with Dutchess Private Equities, LLP and the exercise of warrants issued to Dutchess and Hawk Associates to purchase an aggregate of 1,804,348 shares of common stock. All costs associated with this registration will be borne by us.

A "put right" permits us to require Dutchess to buy shares of our common stock pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $5,000,000 in shares of our common stock to Dutchess. Dutchess will pay us 95% of the lowest closing Best Bid price (highest posted bid price) of our common stock during the five trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "UDHI.OB."

On August 10, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $0.023 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

With the exception of Dutchess, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

THIS FILING DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2 FILED ON SEPTEMBER 9, 2005. IN ACCORDANCE WITH THE AGREEMENT WITH THE SELLING SHAREHOLDERS, WE ARE OBLIGATED TO MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT FOR A SPECIFIC PERIOD OF TIME.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 16, 2007

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.........................................................    4
Risk Factors...............................................................    6
Forward Looking Statements.................................................   11
Use of Proceeds............................................................   11
Management's Discussion and Analysis or Plan of Operation..................   18
Business...................................................................   30
Description of Property....................................................   31
Legal Proceedings..........................................................   31
Directors and Executive Officers...........................................   32
Executive Compensation.....................................................   33
Security Ownership of Certain Beneficial Owners
and Management.............................................................   36
Market for Common Equity and Related
Stockholder Matters........................................................   37
Selling Shareholders.......................................................   38
Certain Relationships and Related Transactions.............................   44
Description of Securities..................................................   46
Plan of Distribution.......................................................   46
Legal Matters..............................................................   49
Experts....................................................................   49
Where You Can Find More Information........................................   49
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities.............................................   49
Index to Financial Statements..............................................  F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Union Dental Holdings, Inc. is referred to throughout this prospectus as "Union Dental," "we" or "us."

General

We are operating two business lines: (1) a network of duly licensed dental providers to a network of union members through Direct Dental Services, Inc. and
(2) management of a dental practice through Union Dental Corp.

Direct Dental Services, Inc.

Direct Dental Services, Inc. ("DDS") is a Florida corporation that operates a network of duly licensed dental providers (the "Dental Referral") who provide dental services through the network to union members in accordance with arrangements between DDS and various labor unions. DDS is not limited as to the type of labor union which DDS may solicit. DDS charges a annual management services fee to the participating dentists to practice in an "area of exclusivity" for union members. DDS currently has exclusive contracts with local unions, such as Communications Workers of America ("CWA"), International Brotherhood of Electrical Workers ("IBEW") and General Electric's International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers - Communications Workers of America ("IUE-CWA").

Members of the Dental Network are assigned "areas of exclusivity" established by DDS which grants the Dental Network provider primary responsibility to provide for the general dentistry and specialist services required by covered union members. DDS's Network dentists accept as payment in full for covered services the scheduled amount payable by the applicable union sponsored dental benefit plan together with a relatively small co-payment from the covered union member. The copayment to be paid by the union member is generally substantially lower than the scheduled copayment set forth in the applicable dental benefit plan, resulting in significant savings to the union member.

Union Dental Corp.

Union Dental Corp., ("UDC") is a Florida corporation that has acquired the assets (minus the client list) of Dr. George D. Green, P.A. effective October 15, 2004. Subsequent thereto, on May 17, 2005, UDC acquired certain assets and assumed certain liabilities of DORA VILK-SHAPIRO, D.M.D., P.A. d/b/a Dental Visions, a Florida corporation ("Dental Vision") for a purchase price of $283,241.

UDC utilizes the services of 17 individuals pursuant to a management agreement with Dr. George D. Green, DDS, P.A. The Coral Springs office is comprised of two licensed dentists, a licensed associate dentist, two hygienists, four nurses, two office managers, a union dental insurance specialist, a union dental administrative director and four managerial staff members.

Investment Agreement

On August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, L.P. Pursuant to this Agreement, Dutchess committed to purchase up to $5,000,000 (the "Line") of our Common Stock over the course of 36 months ("Line Period"), after a registration statement has been declared effective by the SEC (the "Effective Date"). On September 9, 2005, we filed a registration statement with the SEC which included the shares issuable pursuant to the Investment Agreement, which was declared effective by the SEC on September 15, 2005. The amount that we shall be entitled to request from each of the purchase "Puts", shall be equal to either (1) $100,000 or (2) 200% of the averaged daily volume (U.S market only) ("ADV") of our Common Stock for the 20 Trading days prior to the "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The Put Date shall be the date that the Investor receives a Put Notice of draw down by us of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, we shall not be entitled to deliver another Put Notice. We shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 75% of the lowest closing bid price of the common stock for the ten (10) trading day period prior to the Put Date.

Debenture Agreement

Also on August 17, 2005, we issued a five year convertible debenture in the principal amount of $600,000 to Dutchess Private Equities Fund II, L.P. The debenture bears interest at 10% per annum (payable in cash or stock at Dutchess' option). We have granted a security interest to Dutchess in all of our assets to insure repayment of the Debenture, which security interest is subordinate to the interests of Bank of America in our assets. We currently maintain a line of credit with Bank of America. The conversion price of the debenture is $.092 per share. We also issued Dutchess a warrant to purchase 1,304,348 shares of common stock with a strike price of $.092 per share. The warrant may be exercised for a period of five years.

Our principal executive office is located at 1700 University Drive, Suite 200, Coral Springs, FL 33071and our telephone number at that location is (954) 575-2252.

                                 THIS OFFERING

Shares offered by Selling

Stockholders........Up to 40,080,763 shares, including 8,857,396 shares issuable upon conversion of a debenture; up to 29,919,019 shares issuable under the Investment Agreement; and an aggregate of 1,504,348 shares issuable upon exercise of warrants*

Common Stock to be
outstanding after
the offering........100,874,135

Use of Proceeds.....We will not receive any proceeds from the sale of the common stock hereunder. We will, however, receive proceeds from the sale of our common stock pursuant to the Investment Agreement and the exercise of warrants to purchase shares of our common stock. See "Use of Proceeds" for a complete description.

Risk Factors........The purchase of our common  stock  involves a high degree of
                    risk.  You  should   carefully  review  and  consider  "Risk
                    Factors" beginning on page 3.

OTC Bulletin
Board Trading
Symbol..............UDHI.OB

-------------------


* Based on the current issued and outstanding number of shares of 73,099,822 , as of June 30, 2007 and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 55% of the total issued and outstanding shares of common stock.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the risks and uncertainties described below. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

It is unlikely that we will be able to sustain profitability in the future.

We incurred significant losses in 2006 and there can be no assurance that we will be able to reverse this trend. Even if we are able to successfully implement our planned operations. There can be no assurance that we will be able to operate profitably.

It is critical to our success that we continue to devote financial resources to sales and marketing our network of dental providers. As a result, we expect that our operating expenses will continue to increase. As we increase spending, there can be no assurance that we will be able to operate on a profitable basis. As a result, we may not be able to sustain profitable operations, or if we do achieve profitability in any period, we may not be able to sustain or increase profitability on a quarterly or annual basis.

The Company has a limited operating history in connection with its network provider business ("DDS") upon which an evaluation of its future success or failure can be made. The Company's ability to achieve and maintain profitability and positive cash flow over time will be dependent upon, among other things, its ability to (i) identify and execute exclusive contracts with the unions and (ii) raise the necessary capital to operate during this period. At this stage in the Company's development, it cannot be predicted how much financing will be required to accomplish these objectives.

Our auditors have issued a going concern opinion based on our financial situation as of December 31, 2006 We have accumulated losses from operations totaling $ $3,833,507, a working capital deficit of $3,135,166 and a stockholders' deficit of $2,895,830. A significant portion of the operating losses in 2006 is attributable to our salaries and related stock based compensation as well as a significant increase in our borrowing costs. Management also continues to invested significant time and money in cultivating closer relationships with the unions, marketing its union contracts with dental practitioners and securing a network of dental providers. Management believes that these steps will result in increased revenues in the coming years. Nevertheless, if we are not able to continue as a going concern, you will likely lose your entire investment.

The Company needs to raise substantial funds in the foreseeable future in order to implement its business plan. The Company presently does not have sufficient revenues nor profits required to acquire dental practices and to expand its network provider businesses. No assurances can be given that the Company will be able to obtain the necessary funding during this time to make these acquisitions and expand its network of dental providers or even maintain its current operating levels. The inability to raise additional funds will have a material adverse affect on the Company's business, plan of operation and prospects. The Company's success is dependent upon a limited number of people.

The ability to implement the Company's business plan is significantly dependent upon the efforts of its President, Dr. George D. Green. The loss of his services would have a material adverse affect on the Company.

The Company's business will be harmed if it is unable to manage growth.

The Company's business may experience periods of rapid growth that will place significant demands on its managerial, operational and financial resources. In order to manage this possible growth, the Company must continue to improve and expand its management, operational and financial systems and controls. The Company will need to expand, train and manage its employee base.

No assurances can be given that the Company will be able to timely and effectively meet such demands. The issuance of shares through our stock compensation and incentive plan has enabled us to retain the services of various consultants. However, issuance of shares of our Common Stock to these consultants has had a dilutive impact on existing shareholders.

We have used and anticipate continuing to use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will continue to result in immediate and potentially substantial dilution to our existing shareholders and can result in a decline in the value of our stock price.

We have financed part of our growth over the past year through an equity line of credit and the sale of convertible debt instruments. The use of these financing tools has resulted in further dilution to our existing shareholders and has been a contributing factor to the decline in the value of our Common Stock.

We have not voluntarily implemented various corporate governance measures in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While our board of directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent take-over, which may not be in the best interest of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Statutes also may be deemed to have certain anti-takeover effects , which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders. In addition, our articles of incorporation authorize the issuance of up to 25,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 3,000,000 shares of Class A Preferred Stock are issued and outstanding as of March 1, 2007. Each share of Class A Preferred shall have 15 votes per share. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2007.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

Risks Related to the Company's Common Stock

The Company does not expect to pay dividends in the foreseeable future.

The Company has never paid cash dividends on its common stock and has no plans to do so in the foreseeable future. The Company intends to retain earnings, if any, to develop and expand its business.

"Penny stock" rules may make buying or selling the common stock difficult and severely limit their market and liquidity.

Trading in the Company's common stock is subject to certain regulations adopted by the SEC commonly known as the "Penny Stock Rules". The Company's common stock qualifies as penny stock and is covered by Section 15(g) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), which imposes additional sales practice requirements on broker/dealers who sell the Company's common stock in the market. The "Penny Stock" rules govern how broker/dealers can deal with their clients and "penny stock". For sales of the Company's common stock, the broker/dealer must make a special suitability determination and receive from clients a written agreement prior to making a sale. The additional burdens imposed upon broker/dealers by the "penny stock" rules may discourage broker/dealers from effecting transactions in the Company's common stock, which could severely limit its market price and liquidity. This could prevent investors from reselling our common stock and may cause the price of the common stock to decline.

Although publicly traded, the Company's common stock has substantially less liquidity than the average trading market for a stock quoted on other national exchanges, and our price may fluctuate dramatically in the future.

Although the Company's common stock is listed for trading on the Over-the-Counter Electronic Bulletin Board, the trading market in the common stock has substantially less liquidity than the average trading market for companies quoted on other national stock exchanges and our price may fluctuate dramatically. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Due to limited trading volume, the market price of the Company's common stock may fluctuate significantly in the future, and these fluctuations may be unrelated to the Company's performance. General market price declines or overall market volatility in the future could adversely affect the price of the Company's common stock, and the current market price may not be indicative of future market prices.

Our stock price may be volatile

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

o technological innovations or new products and services by us or our competitors;
o    additions or departures of key personnel;
o    sales of our common stock;
o our ability to integrate operations, technology, products and services; o our ability to execute our business plan;
o    operating results below expectations;
o    loss of any strategic relationship;
o    industry developments;
o    economic and other external factors; and
o    period-to-period fluctuations in our financial results.

Because we have a limited operating history with our Direct Dental Services, business, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Risks relating to the Debenture Agreement:

Dutchess, the holder of a Convertible Debenture issued by us on August 17, 2005 has the option of converting the Debenture into shares of our common stock. Dutchess may also exercise their common stock purchase options. If the Debenture is converted or the warrants exercised, there will be dilution of your shares of our common stock.

The issuance of shares of our common stock upon conversion of the Debenture will result in the dilution to the interests of other holders of our common stock, since Dutchess may sell all of the resulting shares into the public market.

The principal amount of the Debenture plus accrued interest may be converted at the option of the Dutchess into shares of our common stock at a conversion price equal to $.092.

Sales of a substantial number of shares of our common stock into the public market by the holder of our Convertible Debenture may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our stock.

As we draw down the equity line of credit and we issue common stock to Dutchess, such common stock will be purchased by Dutchess at less than the then market price. At such times, Dutchess will have a financial incentive to sell our common stock immediately upon receiving the shares. When Dutchess sells shares of our common stock, the price of our stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. Such sales of common stock by Dutchess could cause the market price of our common stock to decline. If Dutchess converts the Convertible Debenture and any accrued interest, Dutchess may acquire and resell up to 8,857,396 shares of our common stock. The issuance of the shares of our common stock upon conversion of the convertible Debenture will result in dilution to the interests of the other holders of our common stock. The resale of our common stock will increase the number of publicly traded shares which could depress the market price of our common stock and thereby affect the ability of our shareholders to realize the current price of our common stock. In addition, as all of the shares we issue to Dutchess will be available for resale, the mere prospect of our sales to them could depress the market price of our common stock.

With our Common Stock trading at significantly less than the Conversion Price it is unlikely that Dutchess will convert any of its common stock. This will require us to make monthly interest payments of approximately $62,000. We do not have sufficient operating funds to make these monthly interests payments and as a result, we are in default.

We are also obligated to repay Dutchess the sum of $960,000 pursuant to a one year promissory note dated December 22, 2005. We have not repaid this note and are in default. For so long as this obligation remains in default, our ability to secure additional financing will be impaired.

Risks relating to the Investment Agreement:

There are a large number of shares underlying our periodic equity investment agreement with Dutchess. The issuance and sale of shares upon delivery of an advance by Dutchess Private Equities Fund II, LP ("Dutchess") pursuant to the Investment Agreement in the amount up to $5,000,000 and the conversion of the Debenture and exercise of options by Dutchess are likely to result in substantial dilution to the interests of other stockholders. Up to 38,461,538 are reserved for issuance pursuant to the Investment Agreement with Dutchess Private Equities Fund II, LP. Assuming the issuance of 38,461,538 shares under the Investment Agreement, existing shareholders will experience substantial dilution of our shares of Common Stock.

Our Investment Agreement with Dutchess contemplates the potential future issuance and sales of up to $5,000,000 of our Common Stock to Dutchess subject to certain restrictions and obligations. Through December 31, 2006, we have received a total of $498,355 under the terms and conditions of the investment agreement and have approximately 33,268,100 shares available for future issuance. Given our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire amount available to us unless the market price of our common stock increases.

The large number of shares issuable under the Investment Agreement may result in a change of control. Provided however, that the holders of our Series A preferred shares will in all likelihood continue to retain control.

If we  were  request  the  maximum  of  $5,000,000  pursuant  to the  Investment
Agreement, assuming a conversion price of $.13, we would issue to Dutchess 38,461,538 shares of our common stock. Based on the current price of our common stock at $.04 per share, and assuming we were making our first draw, we would only be able to draw down approximately $1.54 million from our equity credit line and be required to issue approximately 38,461,000 shares of our Common Stock. This would result in Dutchess and their assignees or transferees owning a majority of our issued and outstanding common stock. As a result, Dutchess may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholders, may view unfavorably.

The lower the stock price, the greater the number of shares issuable under the Investment Agreement.

The number of shares that Dutchess will receive under its agreement with us is calculated based upon the market price of our common stock prevailing at the time of each "put". The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Dutchess will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

The sale of our stock under the Dutchess agreement could encourage short sales which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

Neither the Investment Agreement nor the Debenture Agreement contain restrictions on short selling. Accordingly, any significant downward pressure on the price of our common stock can encourage short sales by them or others, subject to applicable securities laws. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Even if we use the proceeds under the agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

We are in default with our two primary lenders.

As reflected in the notes to our financial statements, we are in default with respect to a note payable and debenture payable due Dutchess Private Equities
Fund, LP and an Amended and Restated Promissory Note with Bank of America. Following the occurrence of the default, Bank of America assigned the obligation to another financial institution. We have not received notice from the assignee regarding the status of the loan.W hile we hope to enter into some type of forebearance agreement with these lenders, there can be no assurance that either will agree to any new terms or conditions which we propose. Bank of America, and their successors and assignees, have a lien on our assets. If the assignee were to foreclose on this lien or Dutchess were to exercise its default remedies, we risk foreclosure on the lien or the attachment of our future revenue streams. If this should occur, it is unlikely that we would be able to continue our operations without additional financing of which there can be no assurance.


                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

     (a)  volatility or decline of our stock price;
     (b)  potential fluctuation in quarterly results;
     (c)  our failure to earn revenues or profits;
     (d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;
     (e)  inadequate capital to continue business;
     (f)  changes in demand for our products and services;
     (g)  rapid and significant changes in markets;
     (h)  litigation with or legal claims and allegations by outside parties;
     (i)  insufficient revenues to cover operating costs.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive proceeds from the sale of shares of our common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under that agreement will be equal to 95% of the lowest closing Best Bid (highest posted bid price of our common stock) for the five trading days following the day that we submit a Put Notice to Dutchess that we intend to sell shares to it. We may also receive proceeds from the exercise of the warrants issued to Dutchess.

We have the ability to draw down up to $4,837,721 to the Investment Agreement; however we may draw down less than that amount. To date we have exercised put notices in accordance with the agreement and received $162,279 of net cash proceeds for which the Company issued 2,022,496 shares of its common stock to Dutchess.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement assuming a sale of 10%, 25%, 50% and 100% of the shares issuable under that agreement. The table below assumes estimated offering expenses and fees of $36,098.55 (includes (a) estimated legal fees and expenses of $25,000, (b) estimated accounting fees and expense of $10,000 and (c) SEC filing fees of $1,098.55).

                         10%           25%             50%             100%
                        ----------   -------------  -------------  =-----------
Gross Proceeds          $500,000     $1,250,000     $2,500,000     $5,000,000
Net Proceeds
after offering
expenses and fees       $463,901.45  $1,213,901.45  $2,463,901.45  $4,963,901.45

Use of proceeds:
General Working Capital $463,901.45  $1,213,901.45  $2,463,901.45  $4,963,901.45
                        ===========  =============  =============  =============

                              Investment Agreement

On August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LP, ("Dutchess") a Delaware limited partnership, for the future issuance and purchase of shares of our common stock. This Investment Agreement established what is sometimes termed an equity line of credit or an equity drawdown facility. To date we have exercised put notices in accordance with the Investment Agreement and received $162,279 of net cash proceeds, for which the Company issued 2,022,496 shares of its common stock to Dutchess. We have the ability to draw down up to $4,837,721 to the Investment Agreement; however we may draw down less than that amount.

In general, the drawdown facility operates as follows: Dutchess has committed to provide us up to $5,000,000, as we request it over a 36 month period from September 15, 2005 through September 15, 2008, in return for common stock we issue to Dutchess. We, in our sole discretion, may during the Open Period deliver a "put notice" (the "Put Notice") to Duchess which states the dollar amount which we intend to sell to Dutchess on the Closing Date. The Open Period is the period beginning on September 15, 2005, the trading day after this Registration Statement was declared effective by the SEC (the "Effective Date") and which ends on the earlier to occur of, 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, however a Put Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by Dutchess if such notice is received prior to 9:00 am EST, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am EST on a Trading Day.

The amount that we shall be entitled to Put to Dutchess shall be equal to, at our election, either: (A) Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the twenty (20) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) One Hundred Thousand dollars ($100,000). During the Open Period, we shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to ninety-five percent (95)% of the lowest closing Best Bid price of the Common Stock during the Pricing Period. The Pricing Period is the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice Date.

Dutchess' Obligation to Purchase Shares

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from us, during the period beginning on the Put Notice Date and ending on and including the date that is 5 Trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice and (b) 20% of the aggregate trading volume of our common stock during the applicable Pricing

Period times (x) the lowest closing bid price of our common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

Conditions to Dutchess' obligation to purchase shares

We shall not be entitled to deliver a Put Notice and Dutchess shall not be obligated to purchase any shares at a closing unless each of the following conditions are satisfied:

A. a Registration Statement shall have been declared effective and shall remain effective and available at all times until the Closing with respect to the subject Put Notice for the resale of all the common stock issuable pursuant to the Investment Agreement,;
B. at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our Common Stock;
C. we have complied with our obligations and are otherwise not in breach of a material provision of, or in default under, the Investment Agreement and the Registration Rights Agreement or any other agreement executed in connection with the Investment Agreement, which has not been corrected prior to delivery of the Put Notice Date;
D. no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and
E. the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the foregoing events occurs during a Pricing Period, then Dutchess shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Mechanics of Purchase of shares by Dutchess

The closing of the purchase by Dutchess of Shares (a "Closing") shall occur on the date which is no later than seven (7) Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (I) we shall be required to deliver to Dutchess pursuant to the Investment Agreement, certificates representing the Shares to be issued to Dutchess on such date and registered in the name of Dutchess; and (II) Dutchess shall deliver to us the purchase price to be paid for such Shares.

As compensation to Dutchess for a delay in issuance of the Shares beyond the Closing Date, we have agreed to pay late payments to Dutchess for late issuance of the Shares (delivery of the Shares after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date. The Amounts are cumulative.):

LATE  PAYMENT  FOR  EACH
NO.  OF  DAYS  LATE                        $10,000  OF  COMMON  STOCK
------------------------                ------------------------------
          1                                 $100
          2                                 $200
          3                                 $300
          4                                 $400
          5                                 $500
          6                                 $600
          7                                 $700
          8                                 $800
          9                                 $900
          10                              $1,000

Over 10 $1,000 + $200 for each Business Day late beyond 10 days

We shall pay any late payments in immediately available funds upon demand by Dutchess.

Overall Limit on Common Stock Issuable.

If during the Open Period we become listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of Shares issuable by us and purchasable by Dutchess, including the shares of Common Stock issuable to Dutchess, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "Maximum Common Stock Issuance"), in excess of the Maximum Common Stock Issuance shall first be approved by our shareholders in accordance with applicable law and our By-laws and Amended and Restated Certificate of Incorporation, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. Our failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Dutchess' obligation in accordance with the terms and conditions of the Investment Agreement to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation.

Term

The Investment Agreement shall expire (a) when Dutchess has purchased an aggregate of $5,000,000 of our Common Stock or (b) September 15, 2008, whichever occurs earlier.

Suspension

The Investment Agreement shall be suspended upon any of the following events and shall remain suspended until such event has been rectified:

A. the trading of our Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of two (2) consecutive Trading Days during the Open Period; or,

B. Our Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

Sample Calculation of Stock Purchases

The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Dutchess in connection with that drawdown based on the assumptions noted in the discussion below.

Sample Put Amount Calculation

The Put amount may at our election be either (a) $100,000 or (b) 200% of the average daily volume (U.S. market only) of the Common Stock for the twenty (20) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date.

The calculation below is based upon average daily volume of our common stock prior to a Put Notice Date of June 28, 2007




                [Balance of this page intentionally left blank.]

Set forth below is a trading summary of our Common Stock for the period from June 4, 2007 through June 28, 2007.

Date            Open        High       Low         Close/Last   Volume
---------       -----      -----       -----       ----------  --------
6/29/2007       0.024      0.024       0.023         0.023     114,518
6/28/2007       0.023      0.023       0.023         0.024      51,000
6/27/2007       0.024      0.024       0.022         0.0239    374,000
6/26/2007       0.024      0.024       0.023         0.023     422,928
6/25/2007       0.026      0.0265      0.0211        0.022     481,040
6/22/2007       0.031      0.031       0.0215        0.025   1,684,572
6/21/2007       0.025      0.029       0.023         0.028   6,642,277
6/20/2007       0.021      0.021       0.021         0.021     420,000
6/19/2007       0.020      0.021       0.020         0.020           0
6/18/2007       0.020      0.021       0.020         0.020      10,600
6/15/2007       0.021      0.021       0.021         0.021      73,800
6/14/2007       0.021      0.021       0.021         0.021      30,000
6/13/2007       0.021      0.021       0.021         0.021      20,000
6/12/2007       0.021      0.021       0.021         0.021           0
6/11/2007       0.021      0.021       0.021         0.021       2,800
6/08/2007       0.023      0.023       0.023         0.023       5,200
6/07/2007       0.021      0.024       0.020         0.024      90,000
6/06/2006       0.021      0.021       0.0208        0.021     182,900
6/05/2007       0.024      0.0244      0.021         0.021     357,700
6/04/2007       0.024      0.025       0.024         0.025      73,000

The Average Daily volume for the 20 trading days prior to June 28, 2007 based upon the foregoing table is 551,817. 200 % of the average daily volume is 1,103,634.

The Average of the 3 daily closing bid prices immediately preceding the Put Date of June 28, 2007 ($0.0239 + $0.023+ $0.022 divided by 3) is $0.023. The total
Put Amount based upon the assumptions set forth above is $25,384 (200% of the average daily volume of the Common Stock for the twenty (20) Trading Days prior to the applicable Put Notice Date (1,103,634), multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date ($0.023)).

Sample Calculation of Purchase Price

The Purchase Price shall be equal to ninety-five percent (95%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period. The Pricing Period is the period beginning on the Put Notice Date and ending on and including the date that is five (5) Trading Days after such Put Notice Date.

Using the same hypothetical set forth above, the pricing period is June 4, 2007 through June 28, 2007. The lowest closing Best Bid Price of the Common Stock during this period is $.020. The Purchase Price per share is $.019 (95 % of the lowest Best Bid Price of $.020). Therefore and based upon the foregoing, Dutchess shall be required to purchase 1,103,634 shares at a price of $.019 and shall pay to us $25,384..

                               Debenture Agreement

On August 17, 2005 we issued a debenture to Dutchess in the aggregate principal amount of $600,000 with a maturity date of August 17, 2010.

Interest and Payments








                [Balance of this page intentionally left blank.]

We will pay 10% annual coupon on the unpaid face amount of the Debenture. We are required to make payments as set forth on the table below.

Convertible
Amount                           Interest Rate        Redemption
         $600,000.00                   10%                120%

                              Amount with
                             Accrued Interest              Applied to    Applied to   Applied to
              Amount Due      for Period      Payment      Principal     Interest     Redemptions

   8/1/2005   $600,000.00    $604,951.15   $   4,951.15        $0.00    $4,951.15           $0.00
   9/1/2005   $600,000.00    $604,951.15   $   4,951.15        $0.00    $4,951.15           $0.00
  10/1/2005   $600,000.00    $604,951.14   $   4,951.15        $0.00    $4,951.15           $0.00
  11/1/2005   $599,999.99    $604,951.14   $  62,715.56   $48,137.01    $4,951.15       $9,627.40
  12/1/2005   $551,862.98    $556,416.91   $  62,715.56   $48,468.03    $4,553.93       $9,693.61
   1/1/2006   $503,394.95    $507,548.92   $  62,715.56   $48,801.33    $4,153.97       $9,760.27
   2/1/2006   $454,593.63    $458,344.89   $  62,715.56   $49,136.91    $3,751.27       $9,827.38
   3/1/2006   $405,456.71    $408,802.51   $  62,715.56   $49,474.81    $3,345.79       $9,894.96
   4/1/2006   $355,981.91    $358,919.44   $  62,715.56   $49,815.03    $2,937.53       $9,963.01
   5/1/2006   $306,166.88    $308,693.34   $  62,715.56   $50,157.58    $2,526.46      $10,031.52
   6/1/2006   $256,009.30    $258,121.86   $  62,715.56   $50,502.50    $2,112.57      $10,100.50
   7/1/2006   $205,506.80    $207,202.63   $  62,715.56   $50,849.78    $1,695.82      $10,169.96
   8/1/2006   $154,657.02    $155,933.24   $  62,715.56   $51,199.46    $1,276.22      $10,239.89
   9/1/2006   $103,457.56    $104,311.29   $  62,715.56   $51,551.53      $853.72      $10,310.31
  10/1/2006    $51,906.03     $52,334.36   $  62,715.56   $51,906.03      $428.32      $10,381.21

TOTALS             $0.00          $0.00    $ 767,440.20  $600,000.00   $47,440.20    $ 120,000.00

Subsequent to the Effective Date, Dutchess can either request a payment as set forth in the table above to elect to convert a portion of the Debenture in an amount equal to the payment amount.

Conversion

Dutchess may convert the face amount of the Debenture, plus accrued interest, in whole or in part by giving us written notice. The conversion price shall be equal to the lesser of (i) the lowest closing bid price during the 15 full days of trading prior to the filing date of the Registration Statement filed on September 9, 2005 or (ii) $.092. No fractional or scrip shares will be issued on conversion. In addition, in the event that any portion of the Debenture remains outstanding on the Maturity Date, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the Debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the Common Stock is not delivered to Dutchess.

The number of shares included in this Registration Statement with respect to the Debenture is 8,857,396. This is based upon a conversion price of $.092. This also includes interest calculated at 10% per annum for a period of 5 years ($47,440.20).

Events of Default

We will be considered in default if any of the following events occurs:

(a) we do not make a Payment of the principal of the Debenture by conversion into Common Stock within five (5) business days of the Maturity Date, upon redemption or otherwise;
(b) we do not make a payment, other than a payment of principal, for a period of three (3) business days thereafter;
(c) any of our representations or warranties contained in the Subscription Agreement (executed in connection with the Debenture Agreement) or the Debenture were false when made or we fail to comply with any of our the agreements executed in connection with Debenture and such failure continues for a period of five (5) business days, and such default in not cured within five (5) business days after the receipt of notice from Dutchess;

(d) we, pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case; (ii) consents to the entry of an order for relief against us in an involuntary case; (iii) consents to the appointment of a Custodian on our behalf or for all or substantially all of our property or (iv) makes a general assignment for the benefit of our creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against us in an involuntary case; (B) appoints a Custodian on our behalf or for all or substantially all of our property or
     (C) orders our liquidation, and the order or decree remains unstayed and in effect for sixty (60) calendar days;
(e) our Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive Trading Days;
(f) we violate any terms and conditions of the Registration Rights Agreement executed by us in connection with the Debenture Agreement.

In the Event of Default, Dutchess may among other things:

(a) elect to secure a portion of our assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral;
(b) elect to garnish Revenue from us in an amount that will repay the Holder on the payment schedule set forth above;
(c) exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;
(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

If the Registration Statement, of which this Prospectus forms a part, underlying the Debenture is not declared effective by the SEC within twelve (12) months of the Issuance Date, Dutchess may elect to switch the Conversion Price to such amount as shall be equal to the lesser of a) $.092 or b) seventy percent (70%) of the lowest closing bid price of the Common Stock during the fifteen (15) trading days prior to conversion.

Limitation on Amount of Conversion and Ownership

The Debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

Overview

We operate our business through our two wholly owned subsidiaries, Direct Dental Services, Inc. ("DDS") and Union Dental Corp. ("UDC"). DDS operates a network of duly licensed dental providers. Members of the dental network pay an annual management service fee for the right to be a member of the dental network. UDC operates a dental practice in Coral Springs, Florida. The Company intends to expand its network of dental providers. The Company may also expand and offer participating unions other professional services such as chiropractic and optometrists. The Company may also acquire additional dental practices which the Company believes will improve operating performance. Management's current focus is the expansion of its dental network. We intend to expand in existing markets primarily by enhancing the operating performance of our existing office, by acquiring dental practices, by adding union contracts in states where we currently do not have union contracts and by developing dental network union contracts with other unions. At this time it is not possible to project what income or expenses will result from the expansion of these services.

In order to finance our operations, growth and expansion to date, on August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equity Fund II, LLP ("Dutchess"). Pursuant to this Agreement, Dutchess will commit to purchase up to $5,000,000 of our Common Stock over the course of 36 months, beginning September 15, 2005, the date our registration statement was declared effective by the SEC. Under the agreement, we may sell to Dutchess on each occasion, either (1) $100,000 in shares of our common stock or (2) 200% of the averaged daily volume (U.S market only) of our Common Stock for the 20 trading days prior to our "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Market Price shall be the lowest closing bid price of our common stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide us with up to $5,000,000 as we request over a 36 month period, in return for common stock that we issue to Dutchess. We may, in our sole discretion, during the Open Period deliver a "put notice" (the "Put Notice") to Duchess which states the dollar amount which we intend to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after the Effective Date and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, as defined in the agreement.

During the Open Period, we are not entitled to submit a Put Notice until after the previous Closing has been completed.

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from us, during the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice, or (b) 20% of the aggregate trading volume of our common stock during the applicable Pricing Period times (x) the lowest closing bid price of our common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

As a result of this variable price feature, the number of shares issuable pursuant to the agreement will increase if the market price of our stock decreases. In addition there is no upper limited on the number of shares issuable pursuant to the agreement. Therefore our shareholders may be subject to significant dilution and face the prospect of a change in control. (See Footnote 4 to our Financial Statements).

For the year ended December 31, 2006, the Company delivered Put Notices to draw on the equity line of credit. In connection with our Put Notices, the Company issued 2,257,496 shares of our Common Stock and received net proceeds of $173,366.

For the three months ended June 30, 2007, the Company delivered Put Notices to draw on the equity line of credit. In connection with our Put Notices, the Company issued 900,000 shares of our Common Stock and received net proceeds of $35,025.

Because of the significant decline in the price of our common stock since the execution of our Line of Credit with Dutchess, it is unlikely that we will be able to draw down the entire $5,000,000. Through June 30, 2007, we have approximately 32,217,119 registered shares available for issuance under our equity credit line. We have drawn down approximately $533,380 available under the line. As a result, we may have to obtain additional operating capital from other sources to enable us to execute our business plan. We anticipate that we may be able to obtain a portion of any additional required working capital through the private placement of Common Stock to domestic accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended. We may also rely on the exemption afforded by Regulation S of the Securities Act of 1933, as amended, and solicit non-U.S. citizens. There is no assurance that we will obtain the additional working capital that we need through the private placement of our Common Stock. Such financing may not be available in sufficient amounts or on terms acceptable to us. We may also seek institutional financings interested in equity participation. There can be no assurance that we will be able to identify these equity financing sources on terms acceptable to the Company.

Also in connection with the Dutchess financing, on August 17, 2005, we entered into a Debenture Agreement with Dutchess, an accredited investor, for the issuance and sale of $600,000 of 10% secured convertible debenture due August 17, 2010 in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of the Act. At the time of signing the Debenture Agreement, we also issued Dutchess a five-year common stock purchase warrant to purchase 1,304,348 shares of our common stock at $.092 per share.

Interest is payable on the secured convertible debentures at the rate of 10% per year. Amortizing payments will be made by us in satisfaction of this Debenture. Payments shall be made monthly on the first day of each business day of each month while there is an outstanding balance on the Debenture, to the Holder, in the amounts outlined below on the following schedule:

        Payment for Month 1: $4,951
        (due within three (3) days of the Issuance Date)
        Payment for Month 2: $4,951
        Payment for Month 3: $4,951
        Payment for Month 4
          and each month thereafter: $62,716

The principal amount of the Debenture plus accrued interest may be converted at the option of Dutchess into shares of our common stock, anytime following the closing date, at a conversion price equal to the lesser of (i) the lowest closing bid price during the 15 days of full trading, as defined, prior to the conversion date; or (ii) $0.092. In addition, in the event that any portion of the debenture remains outstanding on the maturity date of August 17, 2010, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the common stock is not delivered to Dutchess.

In the event of default as defined in the Debenture Agreement, Dutchess may among other things:

(a) elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral;
(b) elect to garnish Revenue from us in an amount that will repay the Holder on the payment schedule set forth above;
(c) exercise its right to increase the Face Amount of the debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;
(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for iquated damages which will be compounded daily;

The debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

In order to secure its obligations under the secured convertible debenture and related documents, we have granted Dutchess a security interest in all of our assets and property.

We are currently in default under the terms and conditions of this Agreement. No notice of Default has been received.

For the year ended December 31, 2006 we issued 75,000 shares of our Common Stock for settlement of $6,900 of the debenture.

On December 22, 2005, the Company signed a promissory note (the "Note") in favor of Dutchess in the amount of $960,000 (the "Face Amount") and received gross proceeds in the amount of $800,000 less $60,075 in fees associated with the financing for net proceeds of $739,925. The Company is obligated to repay the Investor the Face Amount on or before December 23, 2006. There is no stated interest rate on the Note. Payments are to be made by the Company from each Put from the Company's Equity Credit Line we have with Dutchess. The Company is obligated to pay Dutchess the greater of a) 50% of each Put to the Investor or
b) $80,000 until the face Amount minus any fees have been paid. The firstpayment was due and made on February 15, 2006 and all subsequent payments will be made at the Closing of every Put to Dutchess thereafter. The Put Amount will be the maximum amount allowed under the Investment Agreement with Dutchess. Payments made by the Company in satisfaction of this Note shall be made from each Put from the Equity Line of Credit with Dutchess. Additionally, in connection with this obligation, the Company issued 1,500,000 shares of common stock.

We issued 50 signed Put Notices to Dutchess as collateral. In the event, that Dutchess uses the collateral in full, we are obligated to immediately deliver to Dutchess additional Put Sheets as requested. In the event that on the maturity date we have any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty and an additional 2.5% per month paid, pro rata for partial periods, compounded daily, as liquated damages ("Liquidated Damages").

Additionally, in the event of a default as defined in the agreement, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year ("Convertible Maturity Date"), interest-bearing convertible debenture. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, we shall have 20 business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to 300% of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within 40 business days of the date we file such Registration Statement. In the event we do not file such registration statement within 20 business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the Residual Amount shall increase by $5,000 per day.

The Holder is entitled to convert the Debenture Residual Amount, plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of (i) 50% of the lowest closing bid price during the 15 trading immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the 20 trading days immediately preceding the Convertible Maturity Date ("Fixed Conversion Price").

We are currently in default under the terms and conditions of this Agreement.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the "SEC"), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company's consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management's discussion and analysis or plan of operation is based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), "Share-Based Payment," under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments

Plan of Operations

We operate our business through our two wholly owned subsidiaries, Direct Dental Services, Inc. ("DDS") and Union Dental Corp. ("UDC"). DDS operates a network of duly licensed dental providers. Members of the dental network pay an annual management service fee for the right to be a member of the dental network. UDC operates a dental practice in Coral Springs, Florida. The Company intends to expand its network of dental providers. The Company may also expand and offer participating unions other professional services such as chiropractic and optometrists. The Company may also acquire additional dental practices which the Company believes application of its Dental Practice Management Model will improve operating performance.

Management's current focus is the expansion of its dental network. We intend to expand in existing markets primarily by enhancing the operating performance of our existing office, by acquiring dental practices, by adding union contracts in states where we currently do not have union contracts and by developing dental network union contracts with other unions. At this time it is not possible to project what income or expenses will result from the expansion of these services.

In order to finance our operations, growth and expansion to date, on August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equity Fund II, LLP ("Dutchess"). Pursuant to this Agreement, Dutchess will commit to purchase up to $5,000,000 of our Common Stock over the course of 36 months, beginning September 15, 2005, the date our registration statement was declared effective by the SEC. Under the agreement, we may sell to Dutchess on each occasion, either (1) $100,000 in shares of our common stock or (2) 200% of the averaged daily volume (U.S market only) of our Common Stock for the 20 trading days prior to our "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Market Price shall be the lowest closing bid price of our common stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide us with up to $5,000,000 as we request over a 36 month period, in return for common stock that we issue to Dutchess. We may, in our sole discretion, during the Open Period deliver a "put notice" (the "Put Notice") to Duchess which states the dollar amount which we intend to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after the Effective Date and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, as defined in the agreement.

During the Open Period, we are not entitled to submit a Put Notice until after the previous Closing has been completed.

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from us, during the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice, or (b) 20% of the aggregate trading volume of our common stock during the applicable Pricing Period times (x) the lowest closing bid price of our common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

As a result of this variable price feature, the number of shares issuable pursuant to the agreement will increase if the market price of our stock decreases. In addition there is no upper limited on the number of shares issuable pursuant to the agreement. Therefore our shareholders may be subject to significant dilution and face the prospect of a change in control. (See Footnote 4 to our Financial Statements).

For the year ended December 31, 2006, the Company delivered Put Notices to draw on the equity line of credit. In connection with our Put Notices, the Company issued 2,257,496 shares of our Common Stock and received net proceeds of $173,366. (See note 4 to our financial statements.)

Because of the significant decline in the price of our common stock since the execution of our Line of Credit with Dutchess, it is unlikely that we will be able to draw down the entire $5,000,000. Through December 31, 2006, we have approximately 33,268,100 registered shares available for issuance under our equity credit line. We have drawn down approximately $498,355 available under the line. As a result, we may have to obtain additional operating capital from other sources to enable us to execute our business plan. We anticipate that we may be able to obtain a portion of any additional required working capital through the private placement of Common Stock to domestic accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended. We may also rely on the exemption afforded by Regulation S of the Securities Act of 1933, as amended, and solicit non-U.S. citizens. There is no assurance that we will obtain the additional working capital that we need through the private placement of our Common Stock. Such financing may not be available in sufficient amounts or on terms acceptable to us. We may also seek institutional financings interested in equity participation. There can be no assurance that we will be able to identify these equity financing sources on terms acceptable to the Company.

Also in connection with the Dutchess financing, on August 17, 2005, we entered into a Debenture Agreement with Dutchess, an accredited investor, for the issuance and sale of $600,000 of 10% secured convertible debenture due August 17, 2010 in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of the Act. At the time of signing the Debenture Agreement, we also issued Dutchess a five-year common stock purchase warrant to purchase 1,304,348 shares of our common stock at $.092 per share.

Interest is payable on the secured convertible debentures at the rate of 10% per year. Amortizing payments will be made by us in satisfaction of this Debenture. Payments shall be made monthly on the first day of each business day of each month while there is an outstanding balance on the Debenture, to the Holder, in the amounts outlined below on the following schedule:

                 Payment for Month 1:                    $ 4,951
                   (due within three (3)
                   days of the Issuance Date)
                 Payment for Month 2:                    $ 4,951
                 Payment for Month 3:                    $ 4,951
                 Payment for Month 4
                   and each month thereafter:            $62,716

The principal amount of the Debenture plus accrued interest may be converted at the option of Dutchess into shares of our common stock, anytime following the closing date, at a conversion price equal to the lesser of (i) the lowest closing bid price during the 15 days of full trading, as defined, prior to the conversion date; or (ii) $0.092. In addition, in the event that any portion of the debenture remains outstanding on the maturity date of August 17, 2010, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the common stock is not delivered to Dutchess. In the event of default as defined in the Debenture Agreement, Dutchess may among other things:

(a) elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral;
(b) elect to garnish Revenue from us in an amount that will repay the Holder on the payment schedule set forth above;
(c) exercise its right to increase the Face Amount of the debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;
(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

The debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

In order to secure its obligations under the secured convertible debenture and related documents, we have granted Dutchess a security interest in all of our assets and property.

We are currently in default under the terms and conditions of this Agreement. No notice of Default has been received.

For the year ended December 31, 2006 we issued 75,000 shares of our Common Stock for settlement of $6,900 of the debenture

On December 22, 2005, the Company signed a promissory note (the "Note") in favor of Dutchess in the amount of $960,000 (the "Face Amount") and received gross proceeds in the amount of $800,000 less $60,075 in fees associated with the financing for net proceeds of $739,925. The Company is obligated to repay the Investor the Face Amount on or before December 23, 2006. There is no stated interest rate on the Note. Payments are to be made by the Company from each Put from the Company's Equity Credit Line we have with Dutchess. The Company is obligated to pay Dutchess the greater of a) 50% of each Put to the Investor or
b) $80,000 until the face Amount minus any fees have been paid. The first payment was due and made on February 15, 2006 and all subsequent payments will be made at the Closing of every Put to Dutchess thereafter. The Put Amount will be the maximum amount allowed under the Investment Agreement with Dutchess. Payments made by the Company in satisfaction of this Note shall be made from each Put from the Equity Line of Credit with Dutchess. Additionally, in connection with this obligation, the Company issued 1,500,000 shares of common stock.

We issued 50 signed Put Notices to Dutchess as collateral. In the event, that Dutchess uses the collateral in full, we are obligated to immediately deliver to Dutchess additional Put Sheets as requested. In the event that on the maturity date we have any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty and an additional 2.5% per month paid, pro rata for partial periods, compounded daily, as liquated damages ("Liquidated Damages").

Additionally, in the event of a default as defined in the agreement, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year ("Convertible Maturity Date"), interest-bearing convertible debenture. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, we shall have 20 business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to 300% of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within 40 business days of the date we file such Registration Statement. In the event we do not file such registration statement within 20 business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the Residual Amount shall increase by $5,000 per day.

The Holder is entitled to convert the Debenture Residual Amount, plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of (i) 50% of the lowest closing bid price during the 15 trading immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the 20 trading days immediately preceding the Convertible Maturity Date ("Fixed Conversion Price").

We are currently in default under the terms and conditions of this Agreement

RESULTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 COMPARED TO THREE AND SIX MONTHS ENDED JUNE 30, 2006

Revenues

For the three and six months ended June 30, 2007, we generated revenues of $746,739 and $1,379,376 as compared to $525,284 and $1,088,343 for the three and six months ended June 30, 2006, an increase of approximately 43% and 26% respectively. This increase in revenues is attributable to both increased revenues which we generated from the dental practice and an increase in the number of participating dental service providers as we continue to expand our network of local, regional and national agreements with unions to provide discounted dental services to their members.

Operating Expenses

The Company's total operating expenses increased $481,948 or 36% for the six months ended June 30, 2007 as compared to the 2006 period. These increases include:

o Cost of services performed - Cost of services performed expense consists of personnel cost, dental supplies, and lab costs. For the six months ended June 30, 2007, the cost of services performed were $154,638 as compared to $240,118 for the 2006 period, a decrease of $85,480 or 36%. This decrease was primarily due to the result of a decrease in lab expenses of approximately $58,000 due to the performance of certain lab procedures in-house, a decrease in dental personnel employed of approximately $29,000 offset by increase in dental supplies of approximately $3,000.
o Salaries, related taxes and stock-based compensation - Salaries, related taxes and stock-based compensation expense consists of personnel cost and the fair value of common shares issued for services to employees. For the six months ended June 30, 2007, salaries, related taxes and stock-based compensation costs were $844,184 as compared to $402,622 for the 2006 period, an increase of $441,562 or 109.7%. The increase in salaries relates to adding additional personnel and normal wage increases including additional staff personnel resulting from the acquisition of the assets of Dental Visions. Additionally, we recognized stock based compensation of $273,685 for the six months ended June 30, 2007 attributable to the fair value of common shares issued for services to our CEO and certain employees.
o For the six months ended June 30, 2007, we recorded depreciation expense of $33,739 as compared to $33,806 for the 2006 period. We did not purchase additional property and equipment during the six months ended June 30, 2007.

o For the six months ended June 30, 2007, we incurred professional fees of $83,023 as compared to $83,571 for the 2006 period, a decrease of $548 or 1%. The decrease during the six months ended June 30, 2007 was attributable to decrease in accounting fees as compared to the 2006 period
o For the six months ended June 30, 2007, we incurred consulting fees of $265,800 (including $185,800 of stock-based consulting fees) as compared to $202,522 for the 2006 period, an increase of $63,278 or 31.3%. The increase was primarily attributable to increase use of consultants for investor relations, business development and advisory services during the six months ended June 30, 2007.
o For the six months ended June 30, 2007, we incurred other general and administrative expenses of $451,641 as compared to $388,438 for the 2006 period, an increase of $63,203 or 16.3%. Other general and administrative expenses consisted of the following:

                             For the six months
                               Ended June 30,
                         -----------  -----------
                            2007         2006
                         -----------  -----------
         Rent            $    60,182  $    50,729
         Insurance            54,440       54,266
         Postage              45,888       37,499
         Printing             37,035       23,405
         Other               254,096      222,539
                         -----------  -----------
         Total           $   451,641  $   388,438
                         ===========  ===========

o Increases in rent of $9,453 are attributable to additional costs we incurred as a result of the acquisition of the dental practice owned by Dr. Dora Vilk-Shapiro, d/b/a Dental Visions where we assumed the leasehold obligation.
o During the six months ended June 30, 2007, we had a decrease in insurance expense of $174 compared to the 2006 period.
o For the six months ended June 30, 2007, postage amounted to $45,888 as compared to $37,499 for the six months ended June 30, 2006, an increase of $8,389 or 22%. This increase was attributable to the mailing of promotional materials to union members in new contracted areas.
o For the six months ended June 30, 2007, printing amounted to $37,035 as compared to $23,405 for the six months ended June 30, 2006, an increase of $13,630. This increase was attributable to the printing of promotional materials for union members in new contracted areas.
o Other general and administrative expenses consisted of casual labor, office expenses, utilities, maintenance, computer expenses, postage, travel, and other expenses. The increase for the six months ended June 30, 2007 as compared to the 2006 period of $31,557 or 14% is primarily related to an increase in operations.

Other income (expenses):

o For the six months ended June 30, 2007, we recorded gain from settlement of litigation of $190,000. During the second quarter of 2005 we were sued by another dentist who was previously a Direct Dental member. We filed a counterclaim against the Plaintiff. In April 2007, we were successful with our counterclaim and settled the litigation for payment of $190,000.
o For the six months ended June 30, 2007, we recorded amortization of debt issuance costs of $6,685 as compared to $88,400 in the 2006 period. The decrease was primarily attributable to the full amortization of debt issuance cost related to our notes payable with dutchess in the 2006 period as compared to $0 for the six months ended June 30, 2007.
o For the six months ended June 30, 2007, we recorded a loss from the revaluation of a derivative liability of $319,899 which was attributable to a decrease in conversion price of our convertible notes payable from dutchess after its maturity date.

o For the six months ended June 30, 2007, interest expense was $67,790 as compared to $795,051 for the 2006 period, a decrease of $727,261 and was attributable to the amortization of discount on our debenture and convertible note payable in 2006. The amortization of debt discount for the six months ended June 30, 2007 amounted to $2,462 as compared to $620,440 in the 2006 period.

Our operations for the three months ended June 30, 2007 reflect our overall operations as described above for the six months ended June 30, 2007. These results are similar to the results of our operations for the three months ended June 30, 2006. Costs of services performed were $69,472 as compared to $104,097. Salaries and related taxes and stock-based compensation was $385,006 as compared to $179,298. Professional fees were $36,566 as compared to $70,994. Consulting fees were $94,375 as compared to $55,755 while our total general and administrative expenses were $262,053 as compared to $$192,945,

Net loss

As a result of these factors, we reported a net loss of $847,989 or $.01 per share for the six months ended June 30, 2007 as compared to net loss of $906,340 or $.03 per share for the 2006 period. Investors should note that as of June 30, 2007, the weighted average number of shares outstanding was 59,113,969 as compared to 36,095,445 for the six months ended June 30, 2006.

For the three months ended June 30, 2007 as compared to the three months ended June 30, 2006 we incurred a net loss of $266,198 with a nominal loss per share as compared to a loss of $868,597 for the three months ended June 30, 2006 and a net loss per share of $.02 based on a weighted average number of shares outstanding of 63,375,969 as compared to 59,113,969. Despite these continuing losses, management remains encouraged in its ability to reduce its ongoing losses.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2007, we had cash and accounts receivable of $163,638 and $317,190, respectively. We had total current assets of $526,277 and our total assets were $725,190. We had a working capital deficit as of June 30, 2007 of $2,999,726. Our working capital deficit is primarily attributable to the financing we have secured with Dutchess including the outstanding current portion of a convertible debenture which we have recorded at $268,833, a convertible note payable in the amount of $622,553 and a derivative liability totaling $876,496. The derivative liability which we recorded on our books is the result of the convertibility feature and the registration rights which we have granted to Dutchess. We are also in default under our lending agreement with Bank of America because we have failed to maintain certain affirmative covenants required under the loan documentation. We did receive notice from Bank of America that we are in default. However, Bank of America following delivery of notice of default, subsequently assigned the obligation to another financial institution. We have not received notice from the assignee regarding the status of the loan. We continue to make the monthly payments as required under the original terms of the loan agreement. Therefore, we have designated the entire amount of this liability, as a short term liability.

In addition to our bank line, Dr. Green, individually and on behalf of the Company signed a one year balloon promissory note in the amount of $250,000 with Black Forest International LLC, which provides for payment of interest at the rate of 10% per annum with principal and interest due on June 19, 2007. The note is secured by Dr. Green's preferred stock. Should the Company or Dr. Green default on this obligation, there is a risk that voting control of the Company may be transferred. On March 7, 2007, the Company received a loan amounting to $270,000 from Dr. Green for a full payment of the principal and accrued interest of the 10% promissory note which amounted to approximately $261,000. Dr. Green individually signed a 30 year promissory note in the amount of $270,000 with Suntrust Bank, which provides for a monthly equal payment of $2,055 at the rate of 8.4% per annum until March 7, 2037. Dr. George Green, D.D.S., P.A. on behalf of the Company also signed a promissory note in the amount of $50,000 with Community Bank of Broward. The note provides for equal monthly payments of $1,016.66. As a result of the foregoing, the aggregate outstanding bank loan obligations are $895,726 and also a loan payable to Dr. Green of $269,494.

We have  also  recorded  a  liability  for  unearned  membership  fees  totaling
$411,908.

To the extent that revenues are insufficient to support ongoing operations, the Company will have to draw against its equity line of credit. With our stock price currently trading below the conversion price of $.092 per share, it is unlikely that Dutchess would convert any portion of the outstanding obligation at the fixed conversion price. Moreover, we were required to deliver Put notices to Dutchess to satisfy the terms and conditions of the $960,000 promissory note. This obligation is in default. In order to satisfy this obligation, we will be required to draw down our equity line of credit. This will require us to issue additional shares of our common stock which will cause further dilution and likely downward pressure on the price of our common stock. Our Common Stock currently trades at approximately $.02 per share. At this price, we have not registered a sufficient number of registeres shares available under our equity line of credit to satisfy the outstanding obligation. If the price of our Common Stock continues to decline, we will not have registered a sufficient number of shares of common stock to draw against the equity credit line. Should this happen, we would likely be in default under these obligations.

As stated above, our loan with Bank of America is in default. The loan was established to finance our ongoing operations and as a result of our agreement in December 2004 to assume the debt obligation of the principal stockholder for a bank loan utilized to purchase 50% of DDS from its founder and former owner and the remaining balance owed on the original 50% acquisition. The original note was in the amount $1,215,000. On May 17, 2005, the Company entered into an Amended and Restated Promissory Note in the amount of $1,384,000. The outstanding principal balance of this note as of June 30, 2007 was $852,724.

We have an accumulated deficit of $4,681,496 and a stockholders' deficit of $2,800,813.

We recorded shareholder transactions in 2005 of $1,489,711. This amount was originally recorded in 2004 as $1,539,129. This charge was a result of three related party transactions. First, UDC issued a $1 million note payable to Dr. Green, our controlling shareholder, as consideration for the purchase of the assets (minus the client list) of his dental practice, Dr. George D. Green, DDS, P.A. The Second transaction related to DDS executed a note payable to a bank in the amount of $1,215,000 to satisfy an outstanding liability of Dr. Green to purchase shares of DDS prior to the Reorganization. These amounts are offset by $675,871, representing a note receivable from Dr. Green resulting from the above transactions, net of other payables.

As a result of the foregoing accounting treatment of the various transactions, Dr. Green will be required to repay a portion of these sums to the Company. As of the date hereof, no repayment schedule has been established. To the extent that any sums are due as a result of any reclassification of goodwill, no payments will be made by Dr. Green.

On August 11, 2006, George Green, individually and on behalf of the Company, entered into a Promissory Note in the amount of $50,000 with the Community Bank of Broward. The interest rate on this promissory note is 8% per annum calculated by using the 365/360 day method. The note requires 60 monthly principal and interest payments of approximately $1,017 and is secured by certain assets of the Company. At June 30, 2007, the principal amount outstanding on this note amounts to $43,002.

You are urged to review the accompanying financial statements and financial footnotes in order to fully understand our financial condition.


YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

Revenues

For the year ended December 31, 2006 as compared to December 31, 2005 we generated revenue of $2,197,099 as compared to $2,066,944.

Net Income

We incurred a net loss of $2,013,399 for 2006 as compared to a net loss of $1,440,183 for 2005. The significant increase in our losses is primarily attributable to an increase in our interest expense from $521,523 to $1,419,751, an increase in salaries, related taxes and stock based compensation from $843,204 to $1,086,777 and an increase in consulting fees from $373,215 to $567,678. The significant increase in interest expense is primarily attributable to our increased borrowing costs and repayment obligations as a result of the various financings we have undertaken with Dutchess and to a lesser extent, costs associated with our bank line of credit which was originally undertaken with Bank of America and has since been transferred by Bank of America to Capital Crossing. Many of the additional general and administrative were the result of increased marketing expenses for DDS and consulting and professional fees which we incurred during the fiscal year. We relied upon stock based compensation as a means of compensating many of our consultants and employees.

Our depreciation expense for the year increased from $39,467 to $67,454.

Our net loss per share remained unchanged at $.05 per share.

Compensation

During  the  year  ended  December  31,  2006 and  2005,  the  Company  incurred
$1,086,777 and $692,099 respectively, for salaries. The increase in salaries relates to adding additional personnel and normal wage increases including additional staff personnel resulting from the acquisition of the assets of Dental Visions.

General and Administrative expenses/amortization and depreciation

During the year ended December 31, 2006 as compared to 2005, our general and administrative expenses declined from $762,057 to $743,679. Management believes that even though the decline was insignificant, the decline demonstrates that the Company is better utilizing its marketing dollars as it attempts to expand its network of dental providers and secure additional union contracts.

Consulting and Professional Fees

Consulting fees increased from $373,215 to $567,678 while our professional fees declined from $199,018 to 188,538. The significant increase in consulting fees is due to our reliance on outside third parties who have agreed to provide services to the Company in exchange for the issuance of shares of our common stock.

Liquidity and Capital Resources

At December 31, 2006, we had cash and accounts receivable totaling $387,700. We had total current assets of $432,263 and our total assets were $671,599. As of December 31, 2005, we had total assets of $1,337,549. Our total current liabilities at December 31, 2006 was $3,567,429. We had a working capital deficit as of December 31, 2006 of $3,135,166. Our working capital deficit is primarily attributable to the financing we have secured with Dutchess including the outstanding current portion of a convertible debenture which we have recorded at $255,759, a note payable in the amount of $704,944 and a derivative liability totaling $725,063. The derivative liability which we recorded on our books is the result of the convertibility feature and the registration rights which we have granted to Dutchess. (See Footnotes 3,4 and 5 of our financial statements). We are also in default under our lending agreement with Bank of America because we have failed to maintain certain affirmative covenants required under the loan documentation. We did receive notice from Bank of America that we are in default. However, Bank of America following delivery of notice of default, subsequently assigned the obligation to another financial institution. We have not received notice from the assignee regarding the status of the loan. We continue to make the monthly payments as required under the original terms of the loan agreement. Therefore, we have designated the entire amount of this liability, as a short term liability.

In addition to our bank line, Dr. Green, individually and on behalf of the Company signed a one year balloon promissory note in the amount of $250,000 with Black Forest International LLC, which provides for payment of interest at the rate of 10% per annum with principal and interest due on June 19, 2007. The not is secured by Dr. Green's preferred stock. Should the Company or Dr. Green default on this obligation, there is a risk that voting control of the Company may be transferred. George Green, D.D.S., P.A. on behalf of the Company also signed a promissory note in the amount of $50,000 with Community Bank of Broward. The note provides for equal monthly payments of $1,016.66. As a result of the foregoing, the aggregate outstanding loan obligations is $1,288,386.

We have  also  recorded  a  liability  for  unearned  membership  fees  totaling
$345,491.

To the extent that revenues are insufficient to support ongoing operations, the Company will have to draw against its equity line of credit. With our stock price currently trading below the conversion price of $.092 per share, it is unlikely that Dutchess would convert any portion of the outstanding obligation at the fixed conversion price. Moreover, we were required to deliver Put notices to Dutchess to satisfy the terms and conditions of the $960,000 promissory note. This obligation is in default. In order to satisfy this obligation, we will be required to draw down our equity line of credit. This will require us to issue additional shares of our common stock which will cause further dilution and likely downward pressure on the price of our common stock. Our Common Stock currently trades at approximately $.04 per share. At this price, we have not registered a sufficient number of registeres shares available under our equity line of credit to satisfy the outstanding obligation. If the price of our Common Stock continues to decline, we will not have registered a sufficient number of shares of common stock to draw against the equity credit line. Should this happen, we would likely be in default under these obligations.

As stated above, our loan with Bank of America is in default. The loan was established to finance our ongoing operations and as a result of our agreement in December 2004 to assume the debt obligation of the principal stockholder for a bank loan utilized to purchase 50% of DDS from its founder and former owner and the remaining balance owed on the original 50% acquisition. The original note was in the amount $1,215,000. On May 17, 2005, the Company entered into an Amended and Restated Promissory Note in the amount of $1,384,000. (See Footnote 6 of our financial statements.) The outstanding principal balance of this note as of December 31, 2006 was $991,124.

We have an accumulated deficit of $3,833,507 and a stockholder' deficit of $2,895,830.

We recorded shareholder transactions in 2005 of $1,489,711. This amount was originally recorded in 2004 as $1,539,129. This charge was a result of three related party transactions. First, UDC issued a $1 million note payable to Dr. Green, our controlling shareholder, as consideration for the purchase of the assets (minus the client list) of his dental practice, Dr. George D. Green, DDS, P.A. The Second transaction related to DDS executed a note payable to a bank in the amount of $1,215,000 to satisfy an outstanding liability of Dr. Green to purchase shares of DDS prior to the Reorganization. These amounts are offset by $675,871, representing a note receivable from Dr. Green resulting from the above transactions, net of other payables. See footnote 7 of our financial statements.

As a result of the foregoing accounting treatment of the various transactions, Dr. Green will be required to repay a portion of these sums to the Company. As of the date hereof, no repayment schedule has been established. To the extent that any sums are due as a result of any reclassification of goodwill, no payments will be made by Dr. Green.

You are urged to review the accompanying financial statements and financial footnotes in order to fully understand our financial condition.

On August 11, 2006, George Green, individually and on behalf of the Company, entered into a Promissory Note in the amount of $50,000 with the Community Bank of Broward. The interest rate on this promissory note is 8% per annum calculated by using the 365/360 day method. The note requires 60 monthly principal and interest payments of approximately $1,017 and is secured by certain assets of the Company. At December 31, 2006, the principal amount outstanding on this note amounts to $47,262.

On October 20, 2006, George Green, individually and on behalf of the Company entered into a Promissory Note in the amount of $250,000 with, Black Forrest International, LLC a non-affiliated third party. The interest rate on this promissory note is 10% per annum calculated by using a 360 day year. The principal balance and all accrued and unpaid interest is due on June 19, 2007. The note is secured by certain assets of the Company.

                                    BUSINESS

Overview

Business Development. National Business Holdings, Inc., a Florida corporation, was incorporated on November 26, 1996 as Stirus Research & Development, Inc. We were originally in the business of development and sales distribution of medical devices. We later changed our name to Mecaserto, Inc. on November 9, 1998, when we acquired a French subsidiary, Mecaserto, S.A., whose business was the manufacture and sale of a medical imaging device.

On or about May 1, 2002, Pieter Durand, our former officer and director, loaned us $25,000 to support our working capital requirements. This indebtedness was evidenced by a Convertible Note, convertible into our Common Stock at the election of the holder. Pursuant to the December 27, 2004 Reorganization Agreement, this debt has been canceled.

On or about May 5, 2003, our French subsidiary faced liquidation in a French court and we relinquished our ownership interest in this subsidiary to our French shareholders in exchange for such holders' agreement to assume the debts and liabilities of the French subsidiary. Since the conclusion of this transaction and prior to our reorganization with Union Dental Corp and Direct Dental Services on December 27, 2004, we had no assets, liabilities or business operations except our Convertible Note indebtedness and miscellaneous payables.

On or about February 2, 2004, we accepted a subscription from Gala Enterprises Ltd. for 10,000,000 shares of our restricted, unregistered common stock for cash proceeds of $25,000 in order to support our short-term working capital requirements. We relied upon Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 of Regulation D promulgated thereunder. This transaction did not involve a public offering and was exempt from registration under the Securities Act. No underwriters were used in connection with this transaction.

On February 2, 2004, Pieter Durand, the principal of Gala Enterprises Ltd., was appointed to serve as a member of our Board of Directors until the next meeting of the shareholders in which directors are elected. Subsequently, on February 6, 2004, Dennis Rault, our former sole officer and director, tendered his resignation, leaving Mr. Durand as our sole officer and director.

On May 4, 2004, our Board of Directors ratified and accepted and the majority shareholders approved by written consent an Amended and Restated Articles of Amendment to the Articles of Incorporation, filed with the State of Florida on May 11, 2004, changing our name from Mecaserto, Inc. to National Business Holdings, Inc. Our Restated Articles of Incorporation allow us to issue up to 300,000,000 shares of common stock, par value of $.001, of which 29,510,585 shares are issued and outstanding at the present time. The Restated Articles of Incorporation also allow us to issue up to 25,000,000 shares, $0.0001 par value, of preferred stock with the specific terms, conditions, limitations and preferences to be determined by the Board of Directors without shareholder approval, of which 1,000,000 shares are issued and outstanding at the present time.

On May 10, 2004, our Board of Directors ratified and accepted and a majority of shareholders approved by written consent a subdivision of the issued and outstanding common stock of the Company (a reverse split) at a ratio of one (1) share for each forty (40) shares of common stock issued and outstanding, effective May 24, 2004.

On May 28, 2004, we entered into a Share Exchange Agreement with Shava, Inc. ("Shava"), whereby we acquired one hundred percent (100%) of all the outstanding shares of common stock ("Shava Common Stock") of Shava from Roger E. Pawson, Shava's sole officer, director and shareholder, in exchange for 3,100,000 post-reverse split shares of our common stock in order to effect a reverse acquisition of Shava. As a part of the transaction, the Company changed its fiscal year end from December 31 to May 31. We filed a Form 10-KSB for the transition period from January 1, 2004 to May 31, 2004 in accordance with the Securities Exchange Act of 1934.

After the May 28, 2004 change in control, we decided to initiate a new business plan of lending and investing. In June 2004, we formed a new wholly owned subsidiary in Florida, National Business Investors, Inc. with headquarters in Falls Church, Virginia and San Diego, California. This subsidiary has not conducted any business to date.

On December 27, 2004, we entered into a Share Exchange and Reorganization Agreement ("Reorganization") with both Union Dental Corp, a Florida corporation and Direct Dental Services, Inc., a Florida corporation whereby Union Dental and Direct Dental became wholly-owned subsidiaries of us in exchange for an aggregate of 17,500,000 shares of our common stock and 1,000,000 shares of our preferred stock with each share of preferred stock providing voting rights equal to 15 shares of our common stock. In addition, we agreed to recognize the 3,452,250 issued and outstanding options to purchase Union Dental common stock as options to purchase our common stock. Pursuant to the Reorganization Agreement, 22,287,977 shares of our common stock were canceled.

Effective October 15, 2004, Union Dental acquired substantially all of the assets (except the patient list) of George D. Green D.D.S., P.A. in Coral Springs, Florida. Pursuant to this Asset Purchase Agreement, the aggregate purchase price payable by Union Dental for these assets was One Million Dollars ($ 1,000,000.00), payable pursuant to a Promissory Note (the "PA Note") in the amount of One Million Dollars ($1,000,000.00) with interest thereon of five percent (5%) per annum, and which note shall be payable in ten (10) equal yearly installments.

Direct Dental operates a network of duly licensed dental providers who provide dental services through the network to union members in accordance with arrangements between Direct Dental and various unions. Pursuant to the Stock Purchase Agreement, on August 14, 2000, Dr. Green acquired two hundred fifty
(250) shares of common stock of Direct Dental from Melvyn Greenstein, Direct Dental and Irene Greenstein, the initial shareholders and Sellers (collectively the "Greensteins"), for the purchase price of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) (1st DDS Purchase Price"). The 1st DDS Purchase Price was payable as follows: One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) at closing and a promissory note of Four Hundred Thousand Dollars ($400,000.00). On December 31, 2003, Dr. Green acquired the remaining two hundred fifty (250) shares of common stock of Direct Dental from the Greensteins for the purchase price of Eight Hundred Fifty Thousand Dollars ($850,000.00) (2nd DDS Purchase Price"). As a result of the 1st DDS Purchase Price and the 2nd DDS Purchase Price, Dr. Green owned of record and beneficially all of the issued and outstanding common stock of DDS, consisting of five hundred (500) shares of Direct Dental.

On January 11, 2005, we amended our Articles of Incorporation to change our name from National Business Holdings, Inc. to Union Dental Holdings, Inc. On February 8, 2005, we further amended our Articles of Incorporation to issue 1,000,000 shares of preferred stock with each share of preferred stock providing voting rights equal to 15 shares of our common stock to Dr. Green.

On May 17, 2005, Union Dental Holdings, Inc., a Florida corporation (the "Company"), entered into an Asset Purchase Agreement to acquire certain assets and assume certain liabilities of DORA VILK-SHAPIRO, D.M.D., P.A. d/b/a Dental Visions, a Florida corporation ("Dental Vision") for a purchase price of $283,241 ("Purchase Price"). However, Dental Vision's patient list shall be assigned to George D. Green. The patient list is assigned to Dr. Green for partial consideration for personally guaranteeing the Company's bank loan. The

Purchase Price consists of the Company assuming debt in the amount of $169,486 and the issuance of 733,901 shares of the Company's common stock, valued at 15.5 cents per share for an aggregate price of $113,755 (the "Acquisition"). The Asset Purchase Agreements contains customary representations and warranties, closing and termination provisions. The closing relating to the Dental Vision assets occurred upon entry into the Asset Purchase Agreement.

On August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, L.P.. Pursuant to this Agreement, Dutchess will commit to purchase up to $5,000,000 (the "Line") of our Common Stock over the course of 36 months ("Line Period"), after a registration statement has been declared effective by the SEC (the "Effective Date"). The amount that we shall be entitled to request from each of the purchase "Puts", shall be equal to either
(1) $100,000 or (2) 200% of the averaged daily volume (U.S market only) ("ADV") of our Common Stock for the 20 Trading days prior to the "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The Put Date shall be the date that the Investor receives a Put Notice of draw down by us of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, we shall not be entitled to deliver another Put Notice. We shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 75% of the lowest closing bid price of the common stock for the ten (10) trading day period prior to the Put Date.

In December 2005, we executed a promissory note in favor of Dutchess in the amount of $960,000 and received gross proceeds in the amount of $800,000 less $60,075 in fees for net proceeds of $739,925. We are obligated to repay the face amount of the loan on or before December 23, 2006. We are obligated to make payments to Dutchess from each Put notice under our equity line of credit. We are obligated to pay Dutchess the greater of a) 50% of each Put notice or b) $80,000 until the face amount of the loan obligation has been repaid. We issued 50 signed Put notices to the Investor to use as collateral. Because of our declining stock prices, the Puts have not been exercised as we do not have a sufficient number of registered shares of Common Stock registered pursuant to the equity line of credit. As a result, we are in default. In the event of a default as defined in the agreement, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year ("Convertible Maturity Date"), interest-bearing convertible debenture. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have 20 business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to 300% of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within 40 business days of the date the Company files such Registration Statement. In the event the Company does not file such registration statement within 20 business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the Residual Amount shall increase by $5,000 per day.

In June 2007 we signed a Letter of Intent to acquire substantially all of the assets of the Bellflower Dental Group, a large dental practice located in Bellflower, California. The total purchase price is $5 million which is tentatively allocated as follows: $3,000,000 for the assets, $1,500,000 for Accounts Receivable and $500,000 for work in progress. Payment of the $3,000,000 is due at closing. We will not receive any portion of the Accounts Receivable or Work in Progress. We are however obligated to remit these sums for and on behalf of the Seller. Closing of the transaction is subject to execution of a definitive asset purchase agreement and receipt of sufficient financing to close the transaction, of which there can be no assurance.

To date, we have not received notice of default from Dutchess.

Debenture Agreement

Also on August 17, 2005, we sold $600,000 in principal amount of our five year convertible debentures to Dutchess Private Equities Fund II, L.P. These debentures bear interest at 10% per annum (payable in cash or stock at Dutchess' option). Our obligation to repay Dutchess is secured pursuant to the terms of a security agreement, which we have entered into with Dutchess. We have pledged all of our assets to insure repayment of the Debenture. Dutchess' security interest in our assets will be subject to any claims by our bank, which provides us with a line of credit. The conversion price of the debenture shall be $.092 per share or; the lowest closing bid price of the common stock during the fifteen trading days prior to the filing of this Registration Statement with the SEC covering the shares issuable on the underlying debt. We also issued Dutchess a warrant to purchase 1,304,348 shares of common stock with a strike price of $.092 per share. The warrant may be exercised for a period of five years.

During the year ended December 31, 2006, the Company issued 75,000 shares of its common stock for settlement of $6,900 of the debenture.

Unless the context indicates otherwise, references hereinafter to the "Company", "we", "us" or "Union" include both Union Dental Holdings, Inc., a Florida corporation and our wholly owned subsidiaries, Union Dental Corp., a Florida corporation, Direct Dental Services, Inc., a Florida corporation. Our principal place of business is 1700 University Drive, Suite 200, Coral Springs, Florida 33071, and our telephone number at that address is (954) 575-2252.

Business of the Company. During the fiscal year ended December 31, 2006, we operated two business lines: operating a network of duly licensed dental providers to a network of union members through DDS and managing a dental practice through UDC.

Direct Dental Services, Inc.

Direct Dental Services, Inc. is a Florida corporation that operates a network of duly licensed dental providers, the Dental Referral, who provide dental services through the network to union members in accordance with arrangements between Direct Dental and various labor unions. Direct Dental is not limited as to the type of labor union which Direct Dental may solicit. Direct Dental charges an annual management services fee to the participating dentists to practice in an "area of exclusivity" for union members. Direct Dental currently has exclusive contracts with local unions, such as Communications Workers of America, International Brotherhood of Electrical Workers and General Electric's International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers - Communications Workers of America.

Members of the Dental Network are assigned "areas of exclusivity" established by Direct Dental which grants the Dental Network provider primary responsibility to provide for the general dentistry and specialist services required by covered union members. Direct Dental 's Network dentists accept as payment in full for covered services the scheduled amount payable by the applicable union sponsored dental benefit plan together with a relatively small co-payment from the covered union member. The copayment to be paid by the union member is generally substantially lower than the scheduled copayment set forth in the applicable dental benefit plan, resulting in significant savings to the union member.

Exclusive Agreements

Direct Dental selects certain dentists in selected geographical areas to represent Direct Dental. The dentist enters into an exclusive agreement with Direct Dental for an annual management services fee, which ranges from $3,000 to $6,000, which is based on each specialty the dentist provides to the patients on a per office basis. Direct Dental receives a yearly membership fee from each dentist in order for him/her to maintain the exclusive area of each specialty that the dentist provides. Currently, areas of specialties include: (1) General Dentistry (2) Orthodontics (3) Periodontics (4) Pedodontics (5) Endodontics (6) Prosthodontics (7) Oral & Maxillofacial Surgery, (8) Implants and (9) TMJ.

Direct Dental enters into contracts with labor unions to be the exclusive provider of dental services to its memberships under existing dental benefit plans. Presently, Direct Dental has a contract with the CWA covering its members in 19 states, including employees of AT&T, Lucent, Verizon, Bell South, Cingular, Verizon, Qwest and SBC/Pactell. We also entered into agreements with the International Brotherhood of Electrical Workers Local #824 in Tampa, Florida and Local # 728 in Ft. Lauderdale, FL and General Electric's International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers - Communications Workers of America Local 761 in Louisville, Kentucky. We intend to pursue other labor unions as part of our expansion program.

Dental Network

The Dental Network currently consists of approximately 300 licensed dentists located in 13 states. The territory served by the Dental Network is divided into geographic areas using a predetermined formula that allocated approximately one general dentist to approximately 500-1,000 insured union employees which includes their immediate family members. Exclusive areas for specialists were allocated approximately 1,000-3,000 insured union employees, which include their immediate family members, per specialist. Each member of the Dental Network enters into an annual network provider agreement with Direct Dental for his or her respective Exclusive Area. Consideration paid by the Dental Network member is determined based upon the size of the Exclusive Area and the number of specialties covered under the respective member's contract.

Union Dental Corp.

Union Dental Corp., ("UDC") is a Florida corporation that has acquired the assets (minus the client list) of Dr. George D. Green, P.A. effective October 15, 2004. Subsequent thereto, on May 17, 2005, UDC acquired certain assets and assumed certain liabilities of DORA VILK-SHAPIRO, D.M.D., P.A. d/b/a Dental Visions, a Florida corporation ("Dental Vision") for a purchase price of $283,241.

Acquisition Of Additional Practices

We intend to acquire existing dental practices in selected geographical areas throughout the United States to further expand our base of operations by providing additional locations for the benefit of union members. This expansion will be accomplished by having the licensed dentist train at the corporate headquarters prior to being placed into the newly acquired dental practices.

After a period of time the dentist will be evaluated in his/her management skills and operating procedures. At that time, we intend to allow these dentists to purchase the existing dental practice from us, after the completion of a transition period. We intend to finance the acquired business when it is sold to the new dentist. We believe this will allow us to expand our network of exclusive areas in a timely manner.

                               MARKETING AND SALES

Brochures And Posters

The union itself is a viable component of our marketing strategy. We anticipate that the respective unions will be extremely helpful with promoting the dental benefits provided to their members. Currently, although we pay all the costs associated with the printing, distribution and mailing of the brochures, the individual unions are responsible for mailing all pamphlets and other literature designed and produced by us. We will also design and distribute poster boards to be placed in heavily frequented areas within the employer's offices, factories or lunchrooms. These poster boards contain brochures which provide information about the union's dental coverage and list the Dental Network members in their respective geographical area. We pay for the printing and mailing of the brochures and poster boards.

Seminars

We intend to hold seminars where prospective Network members can learn about us and the benefits of Dental Network membership. Prospective members will have the opportunity to meet with current network members and other prospective members.

Web Site Development

We developed a website for use in the expansion of our Dental Network. Our website will be used as an informative site, and dental directory, for union patients who are in need of the services offered by the dentists in the network and to locate a network dentist. The website provides patients with information about each member of the Dental Network to better inform the patient of the doctor's professional credentials. The web site will also be used to establish a direct link between the patient and the doctor. We believe this approach will enhance the dentist-patient relationship, improve patient loyalty, and increase utilization of dental services. We have two websites located at www.uniondental.com and www.uniondentalcorp.com respectively. To date, several unions have hyperlinked their website to our website in order to avail their members more access to the dental benefits offered to them and current information of dental providers in the network.

We presently derive our sales from the following: (1) sales of the "Areas of Exclusivity" in the selected geographical areas to dentists who provide dental services to the union employees in those specific areas; and (2) operating two dental practices located in Coral Springs, Florida.

Subsequent Events. Pursuant to the December 28, 2004 reorganization transaction, on March 30, 2005, our Board of Directors elected to change our fiscal year-end from May 31 to December 31. See 8-K filed on March 30, 2005.

Competitive Business Conditions

The fields of dental practice and dental network participation with unions are highly competitive. We compete with a number of businesses that provide the same or similar services. Many of these competitors have a longer operating history, greater financial resources, and provide other services to insurance companies that we do not provide. Principal competitors include national firms, as well as many regional firms. We believe that quality of service, high caliber dental services, proper pricing and range of services offered are the principal factors that will enable us to compete effectively.

Government Regulations

As a participant in the health care industry, our operations are subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels. We also are subject to laws and regulations relating to business corporations in general. We believe our operations are in material compliance with applicable laws and will be able to maintain compliant in an ever increasing regulatory environment.

Costs and Effects of Compliance with Environmental Laws.

Some of the services provided by the Company will produce byproducts or waste, the disposal of which is regulated by Federal or State guidelines. The Company is aware of the requirements of these regulating agencies and has taken steps to ensure compliance with the legal requirements.

Employees

We operate our business through our wholly owned subsidiaries. Dr. Green, our chief executive officer, is the only employee of Union Dental Holdings. UDC employs a total of twenty three (23) individuals that assist in the operation of both Dr. George D. Green, DDS, P.A., its dental laboratory and Union Dental Corp. We anticipate hiring additional employees over the next twelve months if we are successful in implementing our plan of operations.

                             DESCRIPTION OF PROPERTY

Our offices are located at 1700 University Drive, Coral Springs, Florida 33071. In June 2006, we signed a new lease agreement consolidating all of our operations under a single lease agreement. We currently lease approximately 4,650 square feet of space at a cost of $6,982 per month inclusive of sales tax but exclusive of common area operating expenses which are estimated to be an additional $2,200 per month. Our base rent will increase on the anniversary date of the lease by the greater of 5% or the increase in the Consumer Price Index. We operate both subsidiaries from the leased premises as well as operate a dental lab.

                                LEGAL PROCEEDINGS

Except as described below, there have been no changes or developments in any legal proceedings which have been filed against the Company.

During the second quarter of 2005 we were sued by another dentist who was previously a Direct Dental member. The suit was filed in Dade County, Florida (Case No. 05-0077-99) and alleges tortuous interference with a business relationship and libel. The Company filed a counterclaim against the Plaintiff. In April 2007, we were successful with our counterclaim and settled the litigation for payment of $190,000.

We were sued in the Court of Common Pleas in Lebanon County, Pennsylvania individually and on behalf of a class (Jaromir Kovarik and Daria Kovarikova v Union Dental Corp. and George Greeen.). We successfully defended this action and the cause of action was dismissed with prejudice.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth current information regarding our executive officer and director:

Name                 Age   Position(s) with Company               Election Date
---------------      ---   -----------------------------------    --------------
Dr.George D. Green   48    Chief Executive Officer, President,    December 2004
                           Secretary and Director(1)

Business Experience

Dr. George D. Green 48, is Chairman of the Board of Directors, President and Chief Executive Officer of Union Dental Corp. He currently serves as our sole officer and director. He graduated from the University of Miami in 1983. He attended Georgetown University School of Dentistry where he graduated in 1985 with his Doctor of Dental Surgery (DDS) degree. Dr. Green started his general dentistry practice in Florida in 1986 and currently maintains that office. He has been President of the Coral Springs Business Club from 1993-96 and President of the Coral Springs/Parkland Rotary Club from 1996-97. He is the Founder of Union Dental Corp., and has held the management positions of the Company since inception. Dr. Green has been a Dental Network participant since 1992 in General Dentistry, Endodontics and Periodontics. In August 2000, he purchased 50% ownership of DDS and on December 31, 2003, he purchased the remaining 50% of DDS.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or members of committees of the board, but are reimbursed for their reasonable expenses incurred in attending board or committee meetings.

Terms of Office

There are no family relationships among our directors and/or officers. Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

Involvement in Certain Legal Proceedings

Except as indicated in this Annual Report, no event listed in Sub-paragraphs (1) through(4) of Subparagraph (d) of Item 401 of Regulation S-B, has occurred with respect to any of our present executive officers or directors or any nominee for director during the past five years which is material to an evaluation of the ability or integrity of such director or officer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

For companies registered pursuant to section 12(g) of the Exchange Act, Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis for the period which this report relates.

Code of Ethics

On December 28, 2004, we adopted a Code of Ethics that meets the requirements of
Section 406 of the Sarbanes-Oxley Act of 2002. We will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact George D. Green, Chief Executive Officer, 1700 University Drive, Suite 200, Coral Springs, Florida 33071.

Indemnification of Officers and Directors.

Our By-Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we may not be able to recoup.

                             EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2006, 2005 and 2004 to the Company's President and highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, no compensation was paid to these executive officers during these fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                                        Long Term Compensation
------------------ ------- -------------------------------------- ---------------------- ---------- -------------
                              Annual Compensation                           Awards        Payouts
------------------ ------- ------------ ---------- -------------- ----------- ---------- ---------- -------------
                                                   Other          Restricted   Securities LTIP       All Other
Name and                                           Annual         Stock        Underlying Payouts    Compensation
Principal          Year    Salary ($)   Bonus ($)  Compensation   Award(s)     Options/
Position                                           ($)            ($)          SARs
------------------ ------- ------------ ---------- -------------- ----------- ---------- ---------- -------------
     George D. Green,   2006    195,000
     CEO & President    2005    190,000
                        2004    118,000
-------------------------------

Compensation of Directors

Dr. Green, our sole director, did not receive any compensation solely by virtue of his role as a member of our Board of Directors.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. Such plans may be adopted by us at such time as deemed reasonable by our board of directors. We do not have a compensation committee, all decisions regarding compensation are determined by our board of directors.

Stock Option Plans.

In June 2005 the Board of Directors adopted the 2005 Equity Compensation Plan (the "2005 Plan"). The Plan permits the granting of an aggregate of 5,000,000 Shares. The Plan also permits the granting of either incentive or nonstatutory options. The 2005 Plan was filed with the Securities and Exchange Commission on Form S-8. During the year ended December 31, 2005, we issued a total of 1,200,000 shares of our common stock pursuant to the Plan. There were no incentive or nonstatutory options granted under the Plan.

In June 2005 the Board of Directors adopted the 2005 Equity Compensation Plan (the "2005 Plan"). The Plan permits the granting of an aggregate of 5,000,000 Shares. The Plan also permits the granting of either incentive or nonstatutory options. The 2005 Plan was filed with the Securities and Exchange Commission on Form S-8. During the year ended December 31, 2005. There were no incentive or nonstatutory options granted under the Plan.

In December 2006 the Board of Directors adopted the 2007 Equity Compensation Plan (the "2007 Plan"). The Plan permits the granting of an aggregate of 5,000,000 Shares. The Plan also permits the granting of either incentive or nonstatutory options. The 2007 Plan was filed with the Securities and Exchange Commission on Form S-8 on December 21, 2006. There were no incentive or nonstatutory options granted under the Plan.

Option Grants in Last Fiscal Year to Executive Officers

The Company did not issue any stock options during 2006. In prior years, the Company has issued the following options.

                        Number of       % of Total
                       Securities        Options
                       Underlying       Granted to       Exercise
                         Options         Employees         Price      Expiration
   Name                Granted (#)     in Fiscal Year    ($/sh)          Date
   ----------------    -----------     --------------    ---------    ----------
   George D. Green       500,000*          49.6%        $0.15         2009

* Dr. Green was initially issued 750,000 options at an exercise price of $.60 per share. On December 30, 2005, the Company cancelled these options and issued Dr. Green a total of 500,000 options at an exercise price of $0.15 per share. At the time of the grant, the closing bid price of the Company's common stock was $.10 per share. All options are now fully vested. The Company has issued a total of 1,008,000 options to various employees including Dr. Green.

During the year ended 2004, Dr. Green was granted 997,500 performance based options. These options vest at the market value calculated as of the date the following revenue milestones are met: 332,500 shares upon the Company reaching $3,000,000 in revenue, 332,500 shares upon the Company reaching $4,000,000 in revenue, and 332,500 shares upon the Company reaching $5,000,000 in revenue. The Company has issued a total of 1,245,000 performance options

On October 15, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the "2004 Plan"). The 2004 Plan permits the granting of an aggregate of 5,000,000 Shares. As of March 15, 2006 we have issued a total of 1,508,000 options under this Plan at exercise prices ranging from $0.13 to $0.50 per share plus an additional 1,740,000 performance based options which are issuable at the then current market price. Under the 2004 Plan, either incentive stock options or nonstatutory options may be granted as an incentive to key employees (including directors and officers who are key employees), non-employee directors, independent contractors and consultants of the Company and to offer an additional inducement in obtaining the services of such individuals. The Plan also permits the award of common stock to qualified recipients.

The exercise price of the Shares under each option is determined by a committee appointed by the Board of Directors; provided, however, that the exercise price shall not be less than the fair market value of the Shares on the date of the grant for statutory options. The term of each option granted pursuant to the 2004 Plans is established by the committee appointed by the Board of Directors, in its sole discretion, provided that the term shall not exceed ten years from the date of the grant.

All of the Company's Plans provide that the number of Shares subject thereto and the outstanding options and their exercise prices are to be appropriately adjusted for mergers, consolidations, recapitalizations, stock dividends, stock splits or combinations of shares.

The following table summarizes the number and dollar value of unexercised stock options at March 1, 2006 for the Named Executive Officers.

                    Shares        Value      Number of Securities      Value of Unexercised
                   Acquired     Realized    Underlying Unexercised     In-the-Money Options
 Name            on Exercise(#)   ($)       Options at FY-End (#)       at FY-End ($)(1)
 --------------- -------------- -------- -------------------------  -------------------------
                                         Exercisable/Unexercisable  Exercisable/Unexercisable
                                         ----------- -------------  ----------- -------------
 George D. Green       -0-         -0-      500,000       997,500      $  -0-         -0-*

(1) The closing price of the Company's Shares on March 15, 2007 as reported by OTC Bulletin Board was $0.04 per Share. * The value of the exercisable and unexercisable options shall be determined upon the date of issuance.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in cash compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with us or our subsidiaries, or any change in control of us, or a change in the person's responsibilities following a changing in control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2006 information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. As of March 15, 2007 there were issued and outstanding 64,493,947 shares of Common Stock and 1,508,000 Shares of Common Stock issuable upon the exercise of presently exercisable stock options and warrants.

                                             Common Stock
                                             Beneficially Owned
                               Title of      ----------------------------
 Name and Address               Class         Number           Percent (4)
 -------------------------------------------------------------------------
 George D. Green                 Common       24,550,200(1)(2)(3)  46.34%
 1700 University Drive
 Coral Springs, FL  33071

 All Executive Officers and
 Directors as a Group            Common        24,550,200          38.1%
 (One (1) person)
-----------------------------

(1) Includes a total of 75,000 and 50,000 shares which Dr. Green transferred to his children, Jacyln and Joshua. However, Dr. Green has disclaimed beneficial ownership of these transferred shares.
(2) Includes options to purchase 500,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of March 15, 2007.

(3) George D. Green holds 3,000,000 shares of our Series A preferred stock that provides for holders to receive 15 votes on all matters brought to a vote of our shareholders.
(4) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 15, 2007. As of March 15, 2007, there were 64,493,947 shares of our common stock issued and outstanding.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

a) Market Information. The Company's common stock began trading on the Over-the-Counter Bulletin Board (the "OTCBB") on October 6, 2004. Our current stock symbol is "UDHI.OB". The following table sets forth, for the periods indicated, the range of high and low closing bid quotations for our common stock as quoted on the OTCBB. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions. Prices set forth below have been adjusted to give effect to the one for forty reverse stock split which was approved by the stockholders on May 10, 2004.

        Year 2004                   High         Low
        -------------------        ------       -----
        First Quarter               $.0          $.0
        Second Quarter               .01          .01
        Third Quarter                .02          .01
        Fourth Quarter               .55          .02

        Year 2005                   High         Low
        -------------------        ------       -----
        First Quarter               $.74         $.17
        Second Quarter              $.21         $.06
        Third Quarter               $.22         $.01
        Fourth Quarter              $.15         $.09

        Year 2006                   High         Low
        -------------------        ------       -----
        First Quarter               $.12         $.05
        Second Quarter              $.85         $.02

        Year 2007                   High         Low
        --------------------       ------       -----
        First Quarter               $.05         $.04

Such market quotations reflect the high bid and low prices as reflected by the OTCBB or by prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions. Some of the companies who serve as market makers for our common stock include WM. V. Frankel & Co., Hill Thompson Magid & Co, Knight Equity Markets, L.P. and Schwab Capital Markets L.P. Our shares are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule

3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 persuade) or the registrant's net tangible assets; or exempted from the definition by the Commission. Since our shares are deemed to be "penny stocks", trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in our Common Stock and may affect the ability of shareholders to sell their shares.

Transfer Agent

Our transfer agent is Interwest Transfer Co. Inc., 1981 East Murray Holiday Road, Suite 100, Salt Lake City, UT 84117. Their telephone number is (801) 272-9294.

Holders. As of June 30, 2007 there were 487 shareholders of record of our common stock.

Dividend  Policy.   We  have  not  declared  or  paid  cash  dividends  or  made distributions in the past, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

Securities authorized for issuance under equity compensation plans

The following table sets forth all securities which we may issue under any equity compensation plan.

                                     Number of securities to   Weighted average
                                     be issued upon exercise  exercise price of    Number of securities
                                      of outstanding options, outstanding options, remaining available for
                 Plan category          warrants and rights   warrants and rights      future issuance
                                                (a)                   (b)                    (c)
===================================  ======================   ==================== =======================
Equity compensation plans approved
by security holders (1)(3)                 1,508,000              $  0.16                  6,792,000

Equity compensation plans no
approved by security holders (2)                  -0-             $    -0-                        -0-

Total                                      1,508,000              $  0.16                  6,792,000

(1) Effective December 30, 2006, we reached agreement with several holders of our outstanding options whereby we cancelled 1.5 million options at exercise prices varying between $.50 and $.60 per share and issued a total of 950,000 options at prices ranging from $.13 to $.15 per share. At the time of the grant of the options, the closing bid price of the Company's common stock was $.10 per share. All of the outstanding options were cancelled, and new options were issued at a lower exercise price.

(2) Includes 1,304,348 warrants which may be exercised at a price of $.092 per share issued to Dutchess Private Equities Fund II, L.P. and 500,000 warrants which may be exercised at a price of $.20 per share issued to Hawk Associates. Both Dutchess options and the Hawk warrants and the underlying shares were registered as part of our SB-2 registration statement filed with the Securities and Exchange Commission on September 9, 2005.
(3) Does not include a total of 1,245,000 performance based options of which 997,500 have been granted to George Green and 247,500 granted to a consultant.

                              SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders.

-------------------------------------------------------------------------------------------------------------------------------
                                                 Percentage of
                             Common Shares       Outstanding     Common Shares
                             Beneficially Owned  Shares          Issuable upon
                             by  Selling         Beneficially    Exercise of            Shares
                             Shareholder Before  owned Before    Securities forming     Registered in   Benefical Ownership
Name of Selling Shareholder  Offering (1)        Offering        part of this Offering  this Offering  after this Offering (2)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Number of   Percent (3)
                                                                                                        Shares
-------------------------------------------------------------------------------------------------------------------------------
      Dutchess Private Equities    1,304,348           3.34%     40,080,763  (5)         40,080,763        None        0.0%
      Fund  II, LLP (4)
      312 Stuart Street
      Boston, MA 02116
      ---------------------------------------------------------------------------------------------------------------------
      Hawk Associates, Inc. (6)      500,000           1.28%        500,000  (7)            500,000        None        0.0%
      227 Atlantic Blvd
      Key Largo, FL 33037
      ---------------------------------------------------------------------------------------------------------------------

(1) Ownership as of June 28, 2007, for the selling stockholders based on information provided by the selling stockholders or known to us.
(2) Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.
(3) A total of 60,793,372 shares of common stock were issued and outstanding as of. April 30, 2007
(4) Michael Novielli and Douglas Leighton, the managing members of Dutchess Capital Management, LLC, the general partner of Dutchess Private Equities Fund II, LLP share dispositive and voting power with respect to shares held by Dutchess Private Equities Fund II, LLP.
(5) Represents (i) all of the common stock that potentially may be issued upon the draw down of $5,000,000 on our equity line at $0.13 per share in an aggregate amount of 29,919,019 shares, (ii) all of the common stock that potentially may be issued upon the conversion of $600,000 convertible debenture at a conversion price of $0.11 per share in an aggregate of 8,857,396 shares, and (iii) all of the common stock that potentially may be issued upon the exercise of 1,304,348 common share purchase warrants issued to the named selling stockholder. The Debenture Agreement contains contractual restrictions on beneficial share ownership limiting Dutchess' beneficial ownership to 4.99%.
(6)  Represents shares issuable to Hawk Associates upon exercise of warrants.
(7) Frank Hawkins and Julie Marshall share dispositive and voting power with respect to shares held by Hawk Associates.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

(A) On August 17, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LLP ("Dutchess") providing for the sale of up to $5,000,000 of our common stock over a period of up to 36 months after the effective of the registration statement of which this prospectus forms a part. Under the agreement, Dutchess is required to purchase "Puts" which shall be equal to either

     (a)  $100,000 or

     (b) 200% of the averaged daily volume (U.S market only) of our Common Stock for the 20 Trading days prior to the "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date.

     US EURO Securities, Inc. a registered broker-dealer, acts as the exclusive placement agent for the shares to be issued under the Investment Agreement.

     In connection with the Investment Agreement we entered into a Debenture Agreement providing for the sale of $600,000 in principal amount of our five year convertible debentures to Dutchess. These debentures bear interest at 10% per annum (payable in cash or stock at Dutchess' option). The first $300,000 (less expenses) has been funded, with an additional $300,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Our obligation to repay Dutchess is secured by a security agreement, which we have entered into with Dutchess. We have pledged all of our assets to insure repayment of this obligation. Dutchess' security interest in our assets will be subject to any claims by our bank, which provides us with a line of credit. Subject to adjustment as more fully set forth in the Debenture Agreement, the fixed conversion price of the debenture shall be $.092 per share or; the lowest closing bid price of the common stock during the fifteen days trading days prior to the filing with the SEC of the registration statement of which this prospectus forms a part covering the shares issuable on the underlying debt.

     We also issued to Dutchess a warrant to purchase 1,304,348 shares of common stock with a strike price of $.092 per share. The warrant may be exercised for a period of five years and the strike price is subject to adjustment if certain conditions are not met.

(B) On August 18, 2005, we entered into an Agreement with Hawk Associates, Inc. to provide us with consulting and advisory services, including, but not limited to, company identity, investor relations, financial media relations and other consulting and advisory services. Pursuant to the terms of the Agreement we agreed to issue to Hawk Associates, warrants to purchase 500,000 shares of our common stock at an exercise price of $.20. We have agreed to register the shares underlying the warrants in this registration statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party during the past two years, or in any proposed transaction to which the Company is proposed to be a party:

(A)  any director or officer;
(B)  any proposed nominee for election as a director;
(C) any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or (D) any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

UDC entered into a Management Services Agreement and a Business Associate Agreement with Dr. George D. Green, DDS, P.A. ("Green PA") on October 15, 2004. Pursuant to these agreements, UDC shall manage the operations of Green PA for a management fee pursuant to the agreements.

On March 20, 2004, UDC, a wholly owned subsidiary of the Company, entered into an employment agreement with Dr. Green, the sole officer of UDC and our chief executive officer, for a term of seven years. The agreement provides for a base salary to Dr. Green of $225,000 in year one, $125,000 in year two, $185,000 in year three, $196,630 in year four, $208,427 in year five, $220,932 in year six and $234,187 in year seven. The agreement also provides for the issuance of options to Dr. Green upon signing, 750,000 options with an exercise price of $0.60 per share, half vested immediately and half vesting after two years, having an exercise life of five years. The agreement also provides for the issuance of options to Dr. Green as well, if certain revenue milestones are reached: If we achieve gross revenues of $3,000,000 in any calendar year, Dr. Green will be issued 332,500 options with an exercise price at the market price of the underlying common stock at issue date. Additional options pursuant to the same terms and conditions will be issued if the Company achieves $4,000,000 and again at $5,000,000 in gross revenue for any calendar year.

On October 15, 2004, Dr. Green sold his interest in his dental practice to UDC, an entity that he previously controlled, for $1,000,000, which amount was recorded by the Company as a shareholder loan. Specifically, in the financial statement presentation, the amount of the purchase price that exceeded the net book value of the dental practice assets acquired has been treated as a shareholder loan. This amount was deducted from the Company's stockholder's equity because the transaction was with a related party and such amount is not reflective of any funds due from Dr. Green.

In 2004 we incurred a charge to stockholders' equity in the amount of $1,539,129. This charge was a result of three related party transactions. First, UDC issued a $1 million note payable to Dr. Green, our controlling shareholder, as consideration for the purchase of the assets (minus the client list) of his dental practice, Dr. George D. Green, DDS, P.A. The Second transaction related to DDS executed a note payable to a bank in the amount of $1,215,000 to satisfy an outstanding liability of Dr. Green to purchase shares of DDS prior to the

Reorganization. These amounts are offset by $675,871, representing a note receivable from Dr. Green resulting from the above transactions, net of other payables.

In December 2005, the Company cancelled the 750,000 options previously granted to Dr. Green with an exercise price of $.60 per share in consideration for the grant of 500,000 options at an exercise price of $.15 per share. At the time of the cancellation and grant, our common stock was trading at $.10 per share.

UDC entered into an employment agreement with Robert Gene Smith on February 15, 2004, pursuant to which Mr. Smith became a member of the Board of Directors of UDC and received an annual compensation of $24,000. The current agreement expired February 15, 2006. The parties have verbally agreed to extend the agreement on an annual basis pursuant to the same terms and conditions. However, it can be cancelled at any time by the Company on written notice to Mr. Smith. Mr. Smith was previously granted 250,000 options to purchase shares of common stock at $0.50 per share and an additional 247,500 options dependent upon the achievement of certain revenue milestones.

In August 2006. Dr. Green on behalf of the Company, personally guaranteed a promissory note in the amount of $50,000. Also, in October 2006, Dr. Green personally guaranteed a promissory note in the amount of $250,000. In consideration for these personal guarantees, Dr. Green was issued three million shares of our Common Stock.

                            DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $.0001. As of June 30, 2007, there were 73,099,822 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock, par value $.0001. As of June 30, 2007 there were 1,000,000 shares of preferred stock outstanding. Holders of the preferred stock are entitled to 15 votes per share on all matters to be voted upon by the stockholders. The Preferred stock has no conversion rights.

Warrants

We have issued to Dutchess Private Equities Fund II, LLP, warrants to purchase 1,304,348 shares of our common stock at an exercise price of $.092 per share which are exercisable for a period of five years. The warrants were issued in connection with the Investment Agreement dated August 17, 2005.

We have issued warrants to Hawk Associates, Inc., to purchase 500,000 shares of our common stock at an exercise price of $.20. The warrants were issued in connection with a Consulting Agreement dated August 18, 2005 pursuant to which Hawk Associates will provide consulting and advisory services, including, but not limited to, company identity, investor relations, financial media relations and other consulting and advisory services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., 1981 East Murray Holiday Road, Suite 100, Salt Lake City, UT 84117. Their telephone number is (801) 272-9294.

                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;
o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o Privately negotiated transactions; o In connection with short sales of company shares;
o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders; o By pledge to secure debts of other obligations;
o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
o    In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

We engaged U.S. Euro Securities, Inc. ("U.S. Euro") as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge, U.S. Euro has no affiliation or business relationship with Dutchess Private Equities Fund II, LP. U.S. Euro will be our exclusive placement agent in connection with the Investment Agreement and shall render consulting services to us and will be available for consultation in connection with the advances to be requested by us, pursuant to the Investment Agreement. Dutchess shall not be obligated to sell any securities and this Offering by U.S. Euro shall be solely on a "best efforts basis. We agreed to pay to U.S. Euro a maximum fee of $10,000 for drawing down of the equity line of credit, $2,000 of which was paid upon execution of the Placement Agreement. The Placement Agent agreement terminates when our Investment Agreement with Dutchess Private Equities Fund II, LP terminates pursuant to the terms of that Investment Agreement. U.S. Euro is a registered broker-dealer.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

                                     EXPERTS

Kramer Weisman and Associates, LLP took over as auditors effective with the December 31, 2006 year end audit and 10K-SB, in which Union Dental's financial statements included in this Prospectus have been audited.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section
607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, employees or agents of the Company pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer, employee or agent of the Company in the successful defense of any proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                [Balance of this page intentionally left blank.]

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm......................F-2

Consolidated Financial Statements:

Consolidated Balance Sheet
         At December 31, 2006................................................F-3
Consolidated Statements of Operations
          For the Years Ended December 31, 2006 and 2005.....................F-4
Consolidated Statements of Stockholders' Equity
          For the Years Ended December 31, 2006 and 2005.....................F-5
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005...............................F-7
Notes to Consolidated Financial Statements...................................F-9

Consolidated Balance Sheet (Unaudited)
         As of June 30, 2007................................................F-27
Consolidated Statements of Operations (Unaudited)
         For the Three and Six Months Ended June 30, 2007 and 2006..........F-28
Consolidated Statements of Cash Flows (Unaudited)
         For the Six Months Ended June 30, 2007 and 2006....................F-29
Notes to Unaudited Consolidated Financial Statements........................F-30

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Union Dental Holdings, Inc. and Subsidiaries
Coral Springs, Florida

     We have audited the accompanying consolidated balance sheet of Union Dental Holdings, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Union Dental Holdings, Inc. and Subsidiaries as of December 31, 2005 were audited by other auditors whose report dated March 31, 2006, expressed an unqualified opinion, with an explanatory paragraph relating to the assumption the Company will continue as a going concern, on those statements.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the 2006 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Dental Holdings, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has net losses of $2,013,399 for the year ended December 31, 2006, had a working capital deficiency of $3,135,166 and a shareholders' deficit of $ 2,895,830 at December 31, 2006 and for the year ended December 31, 2006, used cash in operations of $271,329. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kramer, Weisman and Associates, LLP
Certified Public Accountants
Davie, Florida
March 20, 2007

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2006

                                     ASSETS

CURRENT ASSETS:
  Cash                                                                          $               117,556
  Accounts receivable, less allowance for doubtful accounts of $109,600                         270,144
  Inventory of supplies                                                                          39,730
  Prepaid expenses and other current assets                                                       4,833
                                                                                -----------------------
Total current assets                                                                            432,263

Property and equipment, net                                                                     230,971
Debt issuance costs, net                                                                          6,685
Other assets                                                                                      1,680
                                                                                -----------------------
Total Assets                                                                    $               671,599
                                                                                =======================
                                LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Note payable, net                                                            $               704,944
   Convertible debenture payable, net                                                           255,759
   Notes payable                                                                              1,288,386
   Accounts payable                                                                              81,363
   Accrued expenses                                                                             163,423
   Due to related parties                                                                         3,000
   Unearned membership fees                                                                     345,491
   Derivates liability                                                                          725,063
                                                                                -----------------------
Total current liabilities                                                                     3,567,429
                                                                                -----------------------
Commitments and contingencies

SHAREHOLDERS' DEFICIT:
  Preferred stock ($.0001  Par value; 25,000,000 shares authorized;
    1,000,000 shares issued and outstanding)                                                        100
  Common stock ($.0001  Par value; 300,000,000 share authorized;
   48,837,422 shares issued and outstanding)                                                      4,884
  Additional paid-in capital                                                                  2,503,654
  Accumulated deficit                                                                        (3,833,507)
  Shareholder transactions                                                                   (1,489,711)
  Less: Deferred compensation                                                                   (81,250)
                                                                                -----------------------
Total shareholders' deficit                                                                  (2,895,830)
                                                                                -----------------------
Total liabilities and shareholders' deficit                                     $               671,599
                                                                                =======================

          See accompanying notes to consolidated financial statements.

                           UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          For the Year Ended December 31,
                                                                    -----------------------------------------
                                                                            2006                  2005
                                                                    -------------------  --------------------
Revenues, net                                                       $         2,197,099  $          2,066,944
                                                                    -------------------  --------------------
Operating expenses:
   Cost of services performed                                                   447,090               488,187
Salaries and related taxes and stock-based compensation                       1,086,777               843,204
Depreciation and amortization                                                    67,454                39,467
Professional fees                                                               186,538               199,018
Consulting fees                                                                 567,678               373,215
Other general and administrative                                                743,679               762,057
                                                                    -------------------  --------------------
                                                                              3,099,216             2,705,148
                                                                    -------------------  --------------------
Loss from operations                                                           (902,117)             (638,204)
                                                                    -------------------  --------------------
Other income (expense):
   Amortization of debt issuance costs                                         (129,028)               (6,725)
   Gain (loss) from valuation of derivatives liability                          437,497              (273,731)
Interest expense                                                             (1,419,751)             (521,523)
                                                                    -------------------  --------------------
     Total other income (expense)                                            (1,111,282)             (801,979)
                                                                    -------------------  --------------------
Loss before provision for income taxes                                       (2,013,399)           (1,440,183)
Income tax expense                                                                    -                     -
                                                                    -------------------  --------------------
Net loss                                                            $        (2,013,399) $         (1,440,183)
                                                                    ===================  ====================
Net loss per common share:
   Net loss per common share - basic and diluted                    $             (0.05) $              (0.05)
                                                                    ===================  ====================

   Weighted average common shares outstanding - basic
                                                                             40,056,555            29,702,912
                                                                    ===================  ====================
   Weighted average common shares outstanding - diluted
                                                                             40,056,555            29,702,912
                                                                    ===================  ====================

          See accompanying notes to consolidated financial statements.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
             STATEMENTS OF CHANGES IN SHAREHOLDER' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005



                                                      Preferred Stock           Common Stock
                                                     $.0001 Par Value         $.0001 Par Value
                                                -----------------------------------------------
                                                         Number of                Number of      Paid-in
                                                   Shares      Amount     Shares      Amount     Capital
                                                ----------------------------------------------------------

Balance - December 31, 2004                       1,000,000        100   28,519,939    2,852      519,067

Common stock in connection with note payable              -          -    1,500,000      150      134,850
Common stock issued for acquisition of assets             -          -      733,901       74      113,681
Common stock issued for debenture conversion              -          -      590,000       59       54,221
Common stock issued for interest                          -          -       53,817        5        4,947
Common stock issued for services                          -          -    2,158,646      216      238,237
Warrant value related to debenture payable                -          -            -        -      124,138
Common stock issued in private placement                  -          -      120,000       12       59,988
Grant of stock options                                    -          -            -        -       59,878
Repayment of shareholder loan                             -          -            -        -            -
Net loss for the year                                     -          -            -        -            -
                                                ----------------------------------------------------------
Balance - December 31, 2005                       1,000,000  $     100   33,676,303   $3,368    $1,309,007

Sale of common stock in connection with
   equity line of credit                                  -          -     2,257,49      226       173,140
Common stock issued pursuant to debenture
   conversion                                             -          -    1,002,205      100        60,640
Common stock issued for interest                          -          -    1,289,418      129        39,751
Common stock issued for services                          -          -   10,612,000    1,061       669,083
Derivative liabilty reclassified to equity                -          -            -        -       252,033
Amortization of deferred compensation                     -          -            -        -             -
Net loss for the year                                     -          -            -        -             -
                                                ----------------------------------------------------------

Balance - December 31, 2006                       1,000,000        100   48,837,422    4,884     2,503,654
                                                ==========================================================

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
             STATEMENTS OF CHANGES IN SHAREHOLDER' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004
                                  (Continued)

   Additional                                               Total
   Accumulated       Shareholder       Deferred           Stockholders'
   Deficit         Transactions      Compensation     Equity (Deficit)
-------------------------------------------------------------------------

       (379,925)        (1,539,129)              -          (1,397,035)
              -                  -               -             135,000
              -                  -               -             113,755
              -                  -               -              54,280
              -                  -               -               4,952
              -                  -               -             238,453
              -                  -               -             124,138
              -                  -               -              60,000
                                 -         (14,970)             44,908
              -             49,418               -              49,418
     (1,440,183)                 -               -          (1,440,183)
-------------------------------------------------------------------------
    $(1,820,108)     $  (1,489,711)     $  (14,970)   $     (2,012,314)


              -                  -               -             173,366

              -                  -               -              60,740
              -                  -               -              39,880
              -                  -        (150,000)            520,144
              -                  -               -             252,033
              -                  -          83,720              83,720
     (2,013,399)                 -               -          (2,013,399)
-------------------------------------------------------------------------

    $  (3,833,507)   $   (1,489,711)    $  (81,250)   $     (2,895,830)
=========================================================================




          See accompanying notes to consolidated financial statements.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          For the Year Ended December 31,
                                                                    -----------------------------------------
                                                                            2006                  2005
                                                                    -------------------  --------------------
Cash Flows From Operating Activities:
Net loss                                                            $        (2,013,399) $         (1,440,183)
Adjustments to reconcile net loss to net cash
    used in operating activities:
Depreciation and amortization                                                    67,454                39,467
Stock-based compensation and consulting                                         603,864               283,361
Common stock issued for interest                                                 39,880                 4,952
 Provision for bad debts                                                              -                62,500
Amortization of debt issuance costs                                             119,590                 6,725
Amortization of discount of debenture and note payable                        1,155,610               401,927
Gain (loss) from valuation of derivatives                                      (437,497)              273,731

Changes in assets and liabilities:
Accounts receivable                                                              40,689               (56,256)
Inventory of supplies                                                           (10,845)               (4,830)
Prepaid expenses and other current assets                                          (187)               (1,137)
Other assets                                                                     14,033                (5,200)
Accounts payable                                                                 61,477               (36,857)
Accrued expenses                                                                 88,882                65,380
Due to related parties                                                            3,000              (110,839)
Income taxes                                                                          -                     -
Customer deposits                                                               (35,997)                5,195
Unearned membership fees                                                         32,117               (12,952)
                                                                    -------------------   -------------------
Net cash used in operating activities                                           (271,329)            (525,016)
                                                                    -------------------   -------------------
Cash Flows From Investing Activities:
Purchase of property and equipment                                               (4,500)             (170,161)
                                                                    -------------------   -------------------
Net cash used in investing activities                                            (4,500)             (170,161)
                                                                    -------------------   -------------------
Cash Flows From Financing Activities:
Net proceeds from sales of common stock                                         173,366                60,000
Repayment of other stockholder transactions                                           -                49,418
Payments on loan from officer/shareholder                                             -                     -
Proceeds from short-term debt                                                   250,000               800,000
Payment on short term debt                                                            -               (50,581)
Proceeds from long-term debt                                                          -                     -
Payments on line of credit                                                            -                     -
Proceeds from debenture payable                                                       -               600,000
Payments on debenture payable                                                  (116,972)             (115,682)
Payment of placement fees                                                             -              (133,000)
Payments on convertible note payable                                           (240,000)                    -
Payments on notes payable                                                      (230,281)                    -
                                                                    -------------------   -------------------
Net cash provided by (used in) financing activities                            (163,887)            1,210,155
                                                                    -------------------   -------------------
Net increase (decrease) in cash                                                (439,716)              514,978

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)


                                                                          For the Year Ended December 31,
                                                                    -----------------------------------------
                                                                            2006                  2005
                                                                    -------------------  --------------------

Cash - beginning of year                                                        557,272                42,294
                                                                    -------------------   -------------------

Cash - end of period                                                $           117,556   $           557,272
                                                                    ===================   ===================

Supplemental Disclosures of Cash Flow Information
Cash payments for interest                                          $            55,868   $           114,644
                                                                    ===================   ===================
Cash payments for income taxes                                      $                 -   $                 -
                                                                    ===================   ===================

Non-cash investing and financing activities:
Issuance of common stock for debt and accrued interest              $            63,027   $            54,280
                                                                    ===================   ===================
Stockholder loan offset in stockholder transactions                 $                 -   $            61,120
                                                                    ===================   ===================
Reclassification of derivative liability to equity                  $           252,033   $                 -
                                                                    ===================   ===================
Issuance of common stock to acquire assets                          $                 -   $           113,755
                                                                    ===================   ===================
Common stock issued in connection with promissory note              $                 -   $           135,000
                                                                    ===================   ===================
Warrants granted in connection with discount of debenture           $                 -   $           124,138
                                                                    ===================   ===================
Derivatives liability reflected as discount to debenture
  and note payable                                                  $                 -   $         1,140,862
                                                                    ===================   ===================

          See accompanying notes to consolidated financial statements.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Union Dental Holdings, Inc., (f/k/a National Business Holdings, Inc.), (the "Company") is a Florida corporation which conducts business from its headquarters in Ft. Lauderdale, Florida. The Company was incorporated on
November 26, 1996. On December 27, 2004, the Company entered into a Share Exchange and Reorganization Agreement ("Reorganization") with both Union Dental Corp. ("UDC"), a Florida corporation and Direct Dental Services, Inc. ("DDS"), a Florida corporation, whereby UDC and DDS became wholly-owned subsidiaries of the Company in exchange for an aggregate of 17,500,000 shares of its common stock and 1,000,000 shares of its preferred stock issued to Dr. George Green with each share of preferred stock providing voting rights equal to 15 shares of the Company's common stock. In addition, the Company agreed to recognize the 3,452,250 issued and outstanding options to purchase UDC common stock as options to purchase the Company's common stock. Pursuant to the Reorganization Agreement, 22,287,977 shares of the Company's common stock were canceled. As a result, UDC's and DDS's former stockholders became the Company's majority stockholders with the Company's former shareholders retaining 10,000,000 shares of common stock.

On January 11, 2005, the Company amended its Articles of Incorporation to change its name from National Business Holdings, Inc. to Union Dental Holdings, Inc.

The acquisition of UDC and DDS by the Company was accounted for as a reverse merger because on a post-merger basis, the former UDC and DDS shareholders hold a majority of the outstanding common stock of the Company on a voting and fully diluted basis. As a result, UDC and DDS were deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented for the period ending December 31, 2005, are those of the combined results of UDC and DDS for all periods prior to the acquisition, and the financial statements of the consolidated companies from the acquisition date forward. The historical stockholders' deficit of the combined results of UDC and DDS prior to the acquisition have been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any differences in the par value of the Company and the combined UDC and DDS common stock, with an offset to additional paid-in capital. The restated consolidated retained earnings of the accounting acquirer (UDC and DDS) are carried forward after the acquisition.

Through its wholly-owned subsidiaries, UDC and DDS, the Company operates two distinct lines of business.

DDS operates a network of duly licensed dental providers, the Dental Referral, who provide dental services through the network to union members in accordance with arrangements between DDS and various labor unions. DDS is not limited as to the type of labor union which it may solicit. DDS charges an annual management services fee to the participating dentists to practice in an "area of exclusivity" for union members. DDS currently has exclusive contracts with several local unions.

UDC acquired the assets of George D. Green, DDS, PA and manages the operation of that general dental practice.

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, stock-based compensation, and the useful life of property and equipment.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, debenture and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2006, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $109,600.

Inventory of dental supplies

The Company values inventory of dental supplies at the lower of cost or market, using the specific unit cost method.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2006.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company was taxed as an S-Corporation combination until December 31, 2004, when the Company changed its form of ownership to a C corporation. As a result of the change of ownership, the Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Had income taxes been determined based on an effective tax rate of 37.6% consistent with the method of SFAS 109, the Company's net losses for all periods presented would not materially change.

Loss per common share

In accordance with SFAS No. 128 "Earnings Per Share," Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company's common stock equivalents at December 31, 2006 include the following:

     Convertible debentures           7,307,391
     Derivatives options             17,253,829
     Options                          1,508,000
     Warrants                         1,304,348
                                   -------------
                                     27,373,568
                                   =============

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

DDS selects certain dentists in selected geographical areas to represent the Company. The dentist enters into an exclusive agreement with DDS for an annual management services fee, which is based on each specialty the dentist provides to the patients on a per office basis. DDS receives a yearly membership fee from each dentist in order for him/her to maintain the exclusive area of each specialty that the dentist provides. Revenues from membership fees are recognized over the term of the contract.

The Company recognizes revenue from its dental practice when dental services are provided.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions
including   shares  issued  under  its  stock  option  plans  in  the  financial statements.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). For the period ended December 31, 2006, the Company did not grant any stock options.

The following table sets forth the computation of basic and diluted income per share for the year ended December 31, 2005 and illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

                                                                      2005
                                                                ===============
     Net (loss) income, as reported                             $    (1,440,183)
     Less:  stock-based employee compensation expense
     determined under fair value based method, net of related
     tax effect                                                         (97,686)

     Pro forma net (loss) income                                $    (1,537,869)

     Basic and diluted net (loss) income per common share:
              As reported                                       $         (0.05)
              Pro forma                                         $         (0.05)

The option grants are estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants as of December 31, 2005: expected volatility of 307%; risk free interest rate of 3.75%; expected life of 5 years and annual dividend rate of 0%.

Concentrations of credit risk

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. At December 31, 2006, the Company had approximately $137,000 in United States bank deposits, which exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2006.

Non-Employee Stock Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Common stock purchase warrants

The Company accounts for common stock purchase warrants in accordance with the provisions of Emerging Issues Tack Force Issue ("EITF") issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Recent accounting pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company's consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Reclassifications

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.


NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2006, property and equipment consist of the following:

                                     Useful Life
                                     -----------
      Computer equipment              5 Years        $         8,680
      Office equipment                5 years                424,747
      Office furniture and fixtures   7 Years                 62,128
      Leasehold improvements          10 Years                30,593
                                                     ---------------
                                                             526,148
      Less accumulated depreciation                         (295,177)
                                                     ---------------
                                                     $       230,971
                                                     ===============

For the years ended December 31, 2006 and 2005, depreciation expense amounted to $67,454 and $39,467, respectively.

In May 2005, the Company acquired certain office equipment from Dental Visions, Inc., (DVI), in exchange for 733,901 shares of common stock valued at $113,755 and payment of DVI debt in the amount of $169,486, for a total valuation of $283,241.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE

On August 17, 2005, the Company entered into a Debenture Agreement with Dutchess Private Equity Fund II, LLP ("Dutchess"), an accredited investor, for the issuance and sale of $600,000 of 10% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. On August 17, 2005, the Company issued Dutchess a $600,000 principal amount 10% secured convertible debenture due August 17, 2010. At the time of signing the Debenture Agreement, the Company also issued Dutchess five-year common stock purchase warrants to purchase 1,304,348 shares of the Company's common stock at $.092 per share. Interest is payable on the secured convertible debentures at the rate of 10% per year. Amortizing payments will be made by the Company in satisfaction of this Debenture. Payments shall be made monthly on the first day of each business day of each month while there is an outstanding balance on the Debenture, to the Holder, in the amounts outlined below on the following schedule:

      Payment for Month 1
             (due within three (3) days of the Issuance Date)     $4,951
      Payments for Months 2 and 3, respectively                   $4,951
      Payment for Month 4 and each month thereafter              $62,716

The principal amount of the Debenture plus accrued interest may be converted at the option of the Dutchess into shares of the Company's common stock, anytime following the closing date, at a conversion price equal to the lesser of (i) the lowest closing bid price during the 15 days of full trading, as defined, prior to the conversion date; or (ii) $0.092. In addition, in the event that any portion of the debenture remains outstanding on the maturity date of August 17, 2010, such outstanding amount shall be automatically converted into shares of the Company's common stock. In the event that the Company does not make delivery of the common stock as instructed by Dutchess, the Company shall be obligated to pay to Dutchess 3% in cash of the dollar value of the debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the common stock is not delivered to Dutchess. In the Event of default as defined in the Debenture Agreement, Dutchess may among other things:

(a) elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral;
(b) elect to garnish revenue from the Company in an amount that will repay the Holder on the payment schedule set forth above;
(c) exercise its right to increase the Face Amount of the debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;
(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

The debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

In order to secure its obligations under the secured convertible debenture and related documents, the Company has granted the debenture holder a security interest in all of its assets and property.

In accordance with Statement of Financial Accounting Standards No. 133, `Accounting for Derivative Instruments and Hedging Activities', ("FASB 133"), the Company determined that the conversion feature of the Debentures met the criteria of an embedded derivative and therefore the conversion feature of the debt needed to be bifurcated and accounted for as a derivative. Due to the reset provisions of the Debentures, the debt does not meet the definition of "conventional convertible debt" because the number of shares which may be issued upon the conversion of the debt is not fixed.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE (continued)

Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $600,000 face amount of the debenture was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the warrants and conversion option were attributed to the debt. At December 31, 2006, the Company revalued this derivative liability. For the year ended December 31, 2006, after adjustment, the Company recorded a gain on revaluation of this derivative liability of $106,398 and reclassified $113,578 of the derivative liability to paid-in capital due to the payment or conversion of the debenture. For the year ended December 31, 2006, amortization of the discount on debenture amounted to $223,548. Additionally, during the year ended December 31, 2006, the Company issued 75,000 shares of its common stock for settlement of $6,900 of the debenture.

The convertible debenture liability is as follows at December 31, 2006:

Convertible debentures payable                   $       255,759
Less: unamortized discount on debentures                    -
                                                 ---------------
Convertible debentures, net                      $       255,759
                                                 ===============


NOTE 4 - EQUITY CREDIT LINE

On August 17, 2005, the Company entered into an Investment Agreement with Dutchess Private Equities Fund II, LLP ("Dutchess"). Pursuant to this Agreement, Dutchess committed to purchase up to $5,000,000 (the "Line") of the Company's common stock over the course of 36 months ("Line Period"), after the registration statement was declared effective by the SEC in September 2005 (the "Effective Date"). The amount that the Company shall be entitled to request from each of the purchase "Puts", shall be equal to either (1) $100,000 or (2) 200% of the averaged daily volume (US market only) ("ADV") of the Company's common stock for the 20 trading days prior to the "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Company's common stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide the Company up to $5,000,000 as it requests over a 36 month period, in return for common stock the Company issues to Dutchess. The Company, at its sole discretion, may during the Open Period deliver a "put notice" (the "Put Notice") to Dutchess which states the dollar amount which the Company intends to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after the Effective Date and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, as defined in the agreement. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. Additionally, Dutchess shall not be obligated to honor any Put Notice if at the time of the Put Notice Dutchess would own more than 4.99% of the Company's issued and outstanding common stock.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 4 - EQUITY CREDIT LINE (continued)

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from the Company, during the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice, or (b) 20% of the aggregate trading volume of the Company's common stock during the applicable Pricing Period times (x) the lowest closing bid price of the Company's common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

For the year ended December 31, 2006, the Company delivered Put Notices to draw on the equity line of credit. In connection with these puts, the Company issued 2,257,496 shares of common stock for net proceeds of $173,366.


NOTE 5 - NOTE PAYABLE, NET

On December 22, 2005, the Company signed a promissory note (the "Note") in favor of Dutchess Private Equities Fund, LP (the "Investor"), in the amount of $960,000 (the "Face Amount") and received gross proceeds in the amount of $800,000 less $60,075 in fees associated with the financing for net proceeds of $739,925. The Company is obligated to repay the Investor the Face Amount on or before December 23, 2006. There is no stated interest rate on the Note and interest has been imputed at a rate of 32% per annum. Payments are to be made by the Company from each Put from the Company's Equity Credit Line (see note 4) with the Investor. The Company is obligated to pay the Investor the greater of
a) 50% of each Put to the Investor or b) $80,000 until the face Amount minus any fees have been paid. The first payment was due on February 15, 2006 and all subsequent payments will be made at the Closing of every Put to the Investor thereafter. The Put Amount will be the maximum amount allowed under the Investment Agreement with the Investor. The Company has not received any written notice of default in connection with this note.

As described in note 4, the Investment Agreement provides in part that the maximum amount of each Put is either $100,000 or 200% of the average daily volume multiplied by the average of the three daily closing prices immediately preceding the Put Date. Payments made by the Company in satisfaction of this Note shall be made from each Put from the Equity Line of Credit with the Investor given by the Company to the Investor. Additionally, in connection with Note, the Company issued 1,500,000 shares of common stock. The shares were valued at fair market value at date grant of $135,000 or $.09 per share and is reflected as a discount on the Note, which will be amortized over the term.

The Company agreed to issue 50 signed Put Notices to the Investor to use as collateral. In the event, the Investor uses the collateral in full, the Company shall immediately deliver to the Investor additional Put Sheets as requested by the Holder. In the event that on the maturity date the Company has any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty and an additional 2.5% per month paid, pro rata for partial periods, compounded daily, as liquated damages ("Liquidated Damages").

Additionally, in the event of a default as defined in the agreement, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year ("Convertible Maturity Date"), interest-bearing convertible debenture. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have 20 business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to 300% of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within 40 business days of the date the Company files such Registration Statement. In the event the Company does not file such registration statement within 20 business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the Residual Amount shall increase by $5,000 per day.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 5 - NOTE PAYABLE, NET (continued)

The Holder is entitled to convert the Debenture Residual Amount, plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of (i) 50% of the lowest closing bid price during the 15 trading immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the 20 trading days immediately preceding the Convertible Maturity Date ("Fixed Conversion Price").

In accordance with Statement of Financial Accounting Standards No. 133, `Accounting for Derivative Instruments and Hedging Activities', ("FASB 133"), the Company determined that the conversion feature of the Note met the criteria of an embedded derivative and therefore the conversion feature of this debt needed to be bifurcated and accounted for as a derivative. Due to the conversion features of the Note which is convertible based on draws from the equity credit line, the debt does not meet the definition of "conventional convertible debt" because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $960,000 face amount of the debenture was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the 1,500,000 common shares and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in this Note resulted in a note discount of $665,000 in 2005. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the Note, and conversion feature were allocated based on their fair values. The amount allocated as a discount on the Note for the value of the conversion option is being be amortized to interest expense, using the effective interest method, over the term of the Note.

The holders of the Note and the underlying shares on the equity credit line have registration rights that required the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the debenture or the exercise of the warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, the ability to register stock was deemed to be outside of the Company's control. Accordingly, in 2005, the initial aggregate fair value of the derivatives (embedded and free-standing) of $1,002,049 was recorded as a derivative liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. During the year ended December 31, 2006, the Company revalued this derivative liability. For the year ended December 31, 2006, after adjustment, the Company recorded a gain on revaluation of this derivative liability of $331,100 and reclassified $138,455 of the derivative liability to paid-in capital due to the payment of the debenture. For the year ended December 31, 2006, amortization of the discount on the note amounted to $932,062.

The note payable is as follows at December 31, 2006:

         Note payable                           $       707,407
         Less: unamortized discount on note             (2,463)
                                                --------------
         Note payable, net                      $       704,944
                                                ===============

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 6 - NOTES PAYABLE

In December 2004, the Company agreed to assume the debt obligation of the principal stockholder for a bank loan utilized to purchase 50% of DDS from its founder and former owner and the remaining balance owed on the original 50% acquisition. The original note was in the amount $1,215,000. On May 17, 2005, the Company entered into an Amended and Restated Promissory Note in the amount of $1,384,000. The interest rate on this note is the LIBOR Fixed Rate plus 255 basis points (6.92% at September 30, 2006) calculated by using the 365/360 day method. The note requires monthly principal payments of $23,067 plus accrued interest payable monthly, and is secured by all of the assets of the Company. The principal stockholder is also the guarantor of this loan. In addition, the Company, on a consolidated basis, must maintain a minimum Global Debt Service Ratio, as defined by the bank, which is calculated annually, based on the Company's year end financial statements. The Company must also maintain property and casualty insurance on the business as well as a minimum of $700,000 of life insurance on the principal stockholder, assigned to the bank. In October 2005, as a result of a hurricane relief program, the bank extended the due date on the November and December 2005 payments, thereby extending the Note due date to July 17, 2010. As of December 31, 2006, the Company is in default of loan covenants and other terms of the agreement. Accordingly, the Company has shown the entire principal balance in current liabilities. At December 31, 2006, the principal amount outstanding on this note amounts to $991,124.

On August 11, 2006, the Company entered into a Promissory Note in the amount of $50,000 with a bank. The interest rate on this promissory note is 8% per annum calculated by using the 365/360 day method. The note requires 60 monthly principal and interest payments of approximately $1,017 and is secured by certain assets of the Company. This note is personally guaranteed by the Company's CEO. At December 31, 2006, the principal amount outstanding on this note amounts to $47,262.

On October 20, 2006, the Company entered into a Promissory Note in the amount of $250,000 with a third party. The interest rate on this promissory note is 10% per annum calculated by using a 360 day year. The principal balance and all accrued and unpaid interest is due on June 19, 2007. This note is personally guaranteed by the Company's CEO. The note is secured by certain assets of the Company.


NOTE 7 - RELATED PARTY TRANSACTIONS

On March 20, 2004, UDC, a wholly owned subsidiary of the Company, entered into an employment agreement with the principal stockholder, the sole officer of UDC, with a term of 7 years. This contract provides for a base salary to the principal stockholder of $225,000 in year 1, $125,000 in year 2, $185,500 in year 3, $196,630 in year 4, $208,427 in year 5, $220,932 in year 6 and $234,187 in year 7. This contract also provides for the issuance of options to the principal stockholder upon signing , 750,000 options, (1 share per option), with an exercise price of $0.60 per share, half vested immediately and half vesting after two years , having an exercise life of five years. This contract also provides for the issuance of options to the principal stockholder as well, if certain revenue milestones are reached: at $3,000,000 in gross revenue for any calendar year he receives 332,500 options, (1 share per option), with an exercise price at the market price of the underlying common stock at issue date and the same again at $4,000,000 and $5,000,000 in gross revenue for a calendar year.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 8 -  SHAREHOLDERS' DEFICIT

Common Stock

In the first and second quarter 2005, the Company issued 120,000 shares of restricted common stock in exchange for $60,000 in cash.

In May 2005, the Company acquired certain assets of Dental Visions, Inc., (DVI), a dental practice, in exchange for 733,901 shares of common stock valued at $113,755 and payment of DVI debt in the amount of $169,486, for a total valuation of $283,241.

On December 22, 2005, in connection with a note payable, the Company issued 1,500,000 shares of common stock. The Company valued the 1,500,000 common shares at $.09 per share of $135,000 based on the recent selling price of the shares. The fair value of $135,000 was treated as a discount on note payable (see note
5).

For the year ended December 31, 2005, the Company issued an aggregate 2,158,646 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at per share prices ranging from $.105 to $.13 or an aggregate of $238,453. In connection with issuance of these shares, the Company recorded professional fees of $107,975 for legal services performed and $130,478 in consulting fees for investor relation and business development services performed.

In November and December 2005, the Company issued 590,000 shares of common stock upon the conversion of the debenture payable at $.092 per share or $54,280. Additionally, the Company issued 53,817 shares for settlement of interest of $4,952

In January 2006, the Company issued 75,000 shares of common stock upon the conversion of the debenture payable at $.092 per share or $6,900.

For the period from January 21, 2006 to September 30, 2006, the Company exercised put notices in accordance with its Investment Agreement with Dutchess (see note 3) and received $157,005 of net cash proceeds for which the Company issued 1,947,496 shares of its common stock to Dutchess.

During the three months ended March 31, 2006, the Company issued an aggregate 522,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at per share prices ranging from $.08 to $.10 or an aggregate of $44,960. In connection with issuance of these shares, the Company recorded professional fees of $16,000 for legal services performed, stock-based compensation of $4,960, and $24,000 in consulting fees for business development services performed.

On April 4, 2006, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 3) and received $5,273 of net cash proceeds for which the Company issued 75,000 shares of its common stock to Dutchess.

On April 25, 2006, the Company issued an aggregate 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $17,500. In connection with issuance of these shares, the Company recorded consulting fees of $17,500 for business development services performed.

On April 25, 2006, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 3) and received $11,088 of net cash proceeds for which the Company issued 235,000 shares of its common stock to Dutchess.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 8 -  SHAREHOLDERS' DEFICIT (continued)

Common Stock (continued)

On May 5, 2006, the Company issued an aggregate 622,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.05 per share or $31,100. In connection with issuance of these shares, the Company recorded consulting fees of $12,500 and professional fees of $18,600 for business development and professional services performed, respectively.

During May 2006, the Company issued 1,109,621 shares of common stock to Dutchess in accordance with its Investment Agreement for interest due amounting to $28,085.

On June 21, 2006, the Company issued 100,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.015 per share or $1,500. In connection with issuance of these shares, the Company recorded consulting fees of $1,500 for business development services performed.

On July 8, 2006, the Company issued 500,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.017 per share or $8,500. In connection with issuance of these shares, the Company recorded consulting fees of $8,500 for business development services performed.

On August 10, 2006, the Company issued 500,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $22,500. In connection with issuance of these shares, the Company recorded consulting fees of $22,500 for business development services performed.

On August 25, 2006, the Company issued 136,820 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.055 per share or $7,525. In connection with issuance of these shares, the Company recorded professional fees of $7,525 for accounting services performed.

On August 31, 2006, in connection with a three month consulting agreement, the Company issued 2,500,000 restricted shares of common stock for investor relation services. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $175,000. In connection with issuance of these shares, the Company recorded consulting expense of $175,000. If at the close of business on August 31, 2007, the fair value of these shares is less than $60,000, the Company shall issue to the consultant additional shares of our common stock (valued at the bid price at the close of business on August 31, 2007) to make up the difference.

On August 31, 2006, the Company issued 100,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.07 per share or $7,000. In connection with issuance of these shares, the Company recorded consulting fees of $7,000 for business development services performed.

On September 6, 2006, the Company issued 500,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.08 per share or $40,000. In connection with issuance of these shares, the Company recorded consulting fees of $40,000 for business development services performed.

On September 29, 2006, the Company issued 179,797 shares of common stock to Dutchess in accordance with its Investment Agreement for interest due amounting to $11,795.

During October 2006, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance and accrued interest on its notes payable of $18,100 and $3,102, respectively for which the Company issued 343,500 shares of its common stock to Dutchess. Additionally, the Company issued 191,205 shares of common stock to Dutchess as payment for a $10,000 penalty related to the Investment Agreement.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 8 -  SHAREHOLDERS' DEFICIT (continued)

Common Stock (continued)

On October 5, 2006, the Company issued 2,000,000 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.06 per share or $120,000. In connection with issuance of these shares, the Company recorded non-cash compensation expense of $120,000.

On October 11, 2006, the Company issued 50,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.06 per share or $3,000. In connection with issuance of these shares, the Company recorded consulting fees of $3,000.

On October 20, 2006, in connection with a three month consulting agreement, the Company issued 1,000,000 restricted shares of common stock for investor relation services. The Company valued these common shares at the fair market value on the date of grant at $.075 per share or $75,000. In connection with issuance of these shares, the Company recorded consulting fees of $50,000 and deferred consulting expense of $25,000 to be amortized over the service period.

On October 20, 2006, in connection with a 240-day consulting agreement, the Company issued 1,000,000 restricted shares of common stock for advisory and business development services. The Company valued these common shares at the fair market value on the date of grant at $.075 per share or $75,000. In connection with the issuance of these shares, the Company recorded consulting fees of $18,750 and deferred consulting expense of $56,250 to be amortized over the service period. Additionally, in connection with this agreement, the Company shall issue to the consultant 500,000 shares of common on the 100th day subsequent to the execution of this agreement and 500,000 common shares on the 200th day subsequent to the execution of this agreement.

On November 21, 2006, the Company issued 831,180 shares of common stock for services rendered to an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.05 per share or $41,559. In connection with issuance of these shares, the Company recorded non-cash compensation expense of $41,559.

During November 2006, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance and accrued interest on its notes payable of $15,199 and $3,039, respectively for which the Company issued 298,000 shares of its common stock to Dutchess.

During December 2006, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance and accrued interest on its notes payable of $3,667 and $733, respectively for which the Company issued 94,500 shares of its common stock to Dutchess.

Stock Options

In October 2004, the Company adopted a Stock Option Plan that allows for both incentive based options as well as non-qualified options. As part and parcel to the reorganization on December 27, 2004, UDHI adopted this Plan. Under the terms of the Plan, the Plan Committee will set the option term and the exercise price. The Plan limits the ability to exercise incentive options for a first time holder in any one calendar year to $100,000 aggregate fair market value, based on grant date. The Plan also allows for the issuance of Stock Appreciation Rights to allow for cash-less exercise of underlying issued options.

On August 17, 2005, the Company granted options to purchase 500,000 shares of common stock to a consultant for investor relations serviced rendered. The options expire on August 16, 2008 and are exercisable at $0.20 per share. These options were valued using the Black-Scholes pricing method at a fair value of $0.12 per option. Accordingly, the Company recorded stock-based consulting expense of $59,878.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 8 -  SHAREHOLDERS' DEFICIT (continued)

Stock Options (continued)

On November 20, 2005, the Company granted options to purchase 25,000 shares of common stock to an employee for services rendered. The options expire on November 20, 2010 and are exercisable at $0.25 per share. The exercise price exceeded the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On December 30, 2005, the Company granted options to purchase 950,000 shares of common stock to executives and certain employees of the Company for services rendered. The options expire on December 30 2010 with 500,000 options exercisable at $0.15 per share and 450,000 exercisable at $.13 per share. The exercise price exceeded the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

A summary of the stock options as of December 31, 2006 and 2005 and changes during the periods is presented below:

                                                Year Ended December 31, 2006            Year Ended December 31, 2005
                                                ----------------------------            ----------------------------
                                                               Weighted Average     Number of      Weighted Average
                                          Number of Options     Exercise Price       Options        Exercise Price
                                          ----------------- -- ---------------- --------------- -- ----------------
   Balance at beginning of year                 1,508,000   $             0.16      1,533,000   $             0.54
   Granted                                               -                   -      1,475,000                 0.17
   Exercised                                             -                   -               -                   -
   Forfeited                                             -                   -     (1,500,000)                0.55
                                          ----------------- -- ---------------- --------------- -- ----------------
   Balance at end of year                       1,508,000   $             0.16      1,508,000   $             0.16
                                          ================= == ================ =============== == ================
   Options exercisable at end of year           1,508,000   $             0.16      1,508,000   $             0.16
                                          ================= == ================ =============== == ================
   Weighted average fair value of
   options granted during the year                          $                -                  $             0.17

The following information applies to options outstanding at December 31, 2006:

                           Options Outstanding                                  Options Exercisable
---------------------------------------------------------------    ----------------------------------
                                    Weighted
                 Number             Average        Weighted            Number            Weighted
   Range of    Outstanding at      Remaining       Average         Exercisable at         Average
   Exercise      December 31,      Contractual      Exercise         December 31,         Exercise
     Price           2006          Life (Years)      Price               2006               Price
  ------------  ----------------  ---------------  ------------    -----------------     ------------
$   0.13-0.15           950,000        4.00       $       0.14              950,000   $         0.14
$  0.20-.0.25           525,000        1.75       $       0.21              525,000   $         0.21
$        0.50            33,000        3.00       $       0.50               33,000   $         0.50
                ----------------                   ------------    -----------------     ------------
                      1,508,000                   $       0.16            1,508,000   $         0.16
                ================                   ============    =================     ============

Common Stock Warrants

In November and December 2005, in connection with a debenture payable, the Company granted 1,304,348 warrants to purchase 1,304,348 shares of common stock at $0.092 per share. The warrants expire on the three-year anniversary of the date of issuance.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 9 - INCOME TAXES

The Company was taxed as an S-Corporation until December 31, 2004, when the Company changed its form of ownership to a C corporation. As of December 31, 2006, the Company had approximately $549,000 of U.S. federal and state net operating loss carryforwards available to offset future taxable income which begin expiring in 2026, if not utilized. Deferred income taxes reflect the net tax effects of operating loss and tax credit carry forwards and temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, the deferred tax assets are fully offset by a valuation allowance at December 31, 2006.

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2006 and 2005:

                                                                Year Ended          Year Ended
                                                             December 31, 2006   December 31, 2005
                                                             -----------------  -------------------
Tax benefit computed at "expected" statutory rate           $         (684,556) $          (489,662)
State income taxes, net of benefit                                     (72,482)             (51,847)
Other permanent differences                                            661,562              259,378
Increase in valuation allowance                                         95,476              282,131
                                                             -----------------  -------------------
Net income tax benefit                                      $                -  $                 -
                                                             =================  ===================

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

                                         December 31, 2006   December 31, 2005
 Deferred tax assets:
     Net operating loss carryforward     $         206,492   $         122,002
     Depreciation                                        -               5,640
     Allowance for doubtful accounts                41,210              23,500
     Unearned membership fees                      129,905             117,829
     Customer deposits                                   -              13,160
                                         -----------------   -----------------
          Total deferred tax asset                 377,607             282,131

           Less: Valuation allowance              (377,607)           (282,131)
                                         -----------------   -----------------
                                                         -                   -
                                         =================   =================

The valuation allowance at December 31, 2006 was $377,607. The increase during 2006 was approximately $95,476.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 10 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $3,833,507 and a working capital deficit of $3,135,166 at December 31, 2006, net losses for the year ended December 31, 2006 of $2,013,399 and cash used in operations during the year ended December 31, 2006 of $271,329. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. In order to raise funds, on August 2005, the Company entered into an Investment Agreement and a Debenture Agreement (See Note 3 and 4), and a note payable agreement (See note 5), and has notes payable to a bank and a third party. Management may attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate increased revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On March 20, 2004, UDC, a wholly-owned subsidiary of the Company, entered into an employment agreement with the principal stockholder , the sole officer of UDC, with a term of 7 years. This contract provides for a base salary to the principal stockholder of $225,000 in year 1, $125,000 in year 2, $185,500 in year 3, $196,630 in year 4, $208,427 in year 5, $220,932 in year 6 and $234,187 in year 7. This contract provides for the issuance of options to the principal stockholder as well, if certain revenue milestones are reached: at $3,000,000 in gross revenue for any calendar year he receives 332,500 options, with an exercise price at the market price of the underlying common stock at issue date and the same again at $4,000,000 and $5,000,000 in gross revenue for a calendar year.

Operating Leases

The Company leases its office facility under a five year lease that expires May 2007. The monthly lease payments are $2,300 per month or $27,600 per year. In May 2005, the Company assumed a lease for additional space as part of the DVI asset acquisition. This lease expires in May 2010, and has monthly payments of $2,175, or $26,100 per year, for a total of $53,700 per year.

       Year Ended December 31,
                   2007                                      37,600
                   2008                                      26,100
                   2009                                      26,100
                   2010                                      10,875
                                                         ----------
         Total minimum lease payments                    $  100,675
                                                         ==========

Rent expense for the years ended December 31, 2006 and 2005 was $99,774 and $95,820, respectively.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Litigations

During the second quarter of 2005, the Company was sued by another dentist who was previously a Direct Dental member. The suit was filed in Dade County, Florida (Case No. 05-0077-99) and alleges tortuous interference with a business relationship and libel. Management believes that it has meritorious defenses in that this action was brought in response to a lawsuit filed by the company against the same dentist for breach of contract, slander, tortuous interference with a business relationship and injunctive relief (Case No. 04-12109 CA 10). The Company filed this action when the dentist failed to pay the required fee to remain a member of the Direct Dental network and attempted to create his own network of service providers.

The Company have been sued in the Court of Common Pleas in Lebanon County, Pennsylvania individually and on behalf of a class (Jaromir Kovarik and Daria Kovarikova vs Union Dental Corp. and George Greeen. The complaint alleges violation of 47 U.S.C. Section 227(b)(1)(c) and related sections in connection with the distribution of an unsolicited facsmile transmissions. The suit seeks class action certifications. The lawsuit was previously filed and was dismissed by the Court. The Company believes that it has meritorious defenses to the action.


NOTE 12 - SUBSEQUENT EVENTS

On January 4, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.044 per share or $11,000. In connection with issuance of these shares, the Company recorded consulting fees of $11,000 for business development services performed.

On January 5, 2007, the Company issued an aggregate 312,700 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $14,072. In connection with issuance of these shares, the Company recorded professional fees of $14,072 for professional services performed.

On January 5, 2007, the Company issued 400,000 shares of common stock for services rendered to three employees of the Company. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $18,000. In connection with issuance of these shares, the Company recorded non-cash compensation expense of $18,000.

On January 12, 2007, the Company issued 300,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $13,500. In connection with issuance of these shares, the Company recorded consulting fees of $13,500 for business development services performed.

On January 24, 2007, the Company issued an aggregate 1,750,000 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $78,750. In connection with issuance of these shares, the Company recorded non-cash compensation expense of $78,750.

On January 24, 2007, the Company issued 500,000 restricted shares of common stock for advisory and business development services in connection with a 240-day consulting agreement entered on October 20, 2006. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $22,500. In connection with the issuance of these shares, the Company recorded deferred consulting expense of $22,500 to be amortized over the service period.

On January 24, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $11,250. In connection with

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 12 - SUBSEQUENT EVENTS (continued)

issuance of these shares, the Company recorded consulting fees of $11,250 for business development services performed.

On January 24, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $11,250. In connection with issuance of these shares, the Company recorded consulting fees of $11,250 for business development services performed.

On January 24, 2007, the Company issued 2,000,000 shares of class A Preferred Stock to a director/officer, in exchange for personally guaranteeing the loans of the Company. Each share of Class A Preferred shall have 15 votes per share. The Preferred shareholder is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock.

On February 1, 2007, the Company issued 92,850 shares of common stock for accounting services rendered. The Company valued these common shares at the fair market value on the date of grant at $.044 per share or $4,086. In connection with issuance of these shares, the Company recorded professional fees of $4,086 for professional services performed.

On February 6, 2007, the Company issued 200,000 shares of common stock for legal services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $9,000. In connection with issuance of these shares, the Company recorded professional fees of $9,000 for professional services performed.

On February 16, 2007, the Company issued an aggregate 4,000,000 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.042 per share or $168,000. In connection with issuance of these shares, the Company recorded non-cash compensation expense of $168,000.

During February 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance and accrued interest on its notes payable of $44,481 for which the Company issued 1,147,000 shares of its common stock to Dutchess.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2007
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS:
  Cash                                                                          $        163,638
  Accounts receivable, less allowance for doubtful accounts of $69,700                   317,190
  Inventory of supplies                                                                   39,730
  Prepaid expenses and other current assets                                                5,719
                                                                                ----------------
Total current assets                                                                     526,277

Property and equipment, net                                                              197,233
Other assets                                                                               1,680
                                                                                ----------------
Total Assets                                                                    $        725,190
                                                                                ================
                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Convertible notes payable                                                    $        622,553
   Convertible debenture payable, net                                                    268,833
   Note payable                                                                          895,726
   Loan payable - related party                                                          269,494
   Line of credit                                                                            650
   Accounts payable                                                                       66,722
   Accrued expenses                                                                      113,621
   Unearned membership fees                                                              411,908
   Derivates liability                                                                   876,496
                                                                                ----------------
Total current liabilities                                                              3,526,003
                                                                                ----------------
Commitments and contingencies

SHAREHOLDERS' DEFICIT:
  Preferred stock ($.0001  Par value; 25,000,000 shares authorized;
    1,000,000 shares issued and outstanding)                                                 300
  Common stock ($.0001  Par value; 300,000,000 share authorized;
    38,612,420 shares issued and outstanding)                                              7,310
  Common stock issuabe (1,000,000 shares                                                     100

  Additional paid-in capital                                                           3,446,934
  Accumulated deficit                                                                 (4,681,496)
  Shareholder transactions                                                            (1,489,711)
  Less: Deferred compensation                                                            (84,250)
                                                                                ----------------
Total shareholders' deficit                                                           (2,800,813)
                                                                                ----------------
Total liabilities and shareholders' deficit                                     $        725,190
                                                                                ================

       See accompanying notes to unaudited consolidated financial statements.


                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              For the Three Months Ended           For the Six Months Ended
                                                                       June 30,                            June 30,
                                                          ----------------------------------   ---------------------------------
                                                               2007                 2006            2007                2006
                                                          ---------------  -----------------   ---------------   ---------------
                                                            (Unaudited)       (Unaudited)        (Unaudited)       (Unaudited)

Revenues, net                                             $       556,739  $         525,284   $     1,189,376   $     1,088,343
Other revenue                                                     190,000                  -           190,000                 -
                                                          ---------------  -----------------   ---------------   ---------------
Total revenues                                            $       246,239  $         525,248   $     1,379,376   $     1,088,343

Operating expenses:
 Cost of services performed                                        69,472            104,097           154,638           240,118
 Salaries and related taxes and stock-based compensation          385,006            179,298           844,184           402,622
 Depreciation and amortization                                     16,837             16,904            33,739            33,806
 Professional fees                                                 36,566             70,954            83,023            83,571
 Consulting fees                                                   94,375             55,755           265,800           202,522
 Other general and administrative                                 262,053            192,945           451,641           388,438
                                                          ---------------  -----------------   ---------------   ---------------
Total operating expenses                                          864,309            619,953         1,833,025         1,351,077
                                                          ---------------  -----------------   ---------------   ---------------
Loss from operations                                             (117,570)           (94,669)         (453,649)         (262,734)
                                                          ---------------  -----------------   ---------------   ---------------

Other income (expense):
   Amortization of debt issuance costs                                  -            (33,250)           (6,685)          (88,400)
   Gain (loss) from valuation of derivatives liability           (116,288)          (357,266)         (319,899)          239,845
   Interest income                                                     34                  -                34                 -
   Interest expense                                               (32,374)          (383,412)          (67,790)         (795,051)
                                                          ---------------  -----------------   ---------------   ---------------
     Total other income (expense)                                (148,628)          (773,928)         (394,340)         (643,606)
                                                          ---------------  -----------------   ---------------   ---------------

 Income (loss) before provision for income taxes                 (266,198)          (868,597)         (847,989)         (906,340)
 Income tax expense                                                     -                  -                 -                 -
                                                          ---------------  -----------------   ---------------   ---------------
Net loss                                                  $      (266,198) $        (868,597)  $      (847,989)  $      (906,340)
                                                          ===============  =================   ===============   ===============
Net loss per common share:
   Net income (loss) per common share - basic and diluted $             -  $           (0.02)  $         (0.01)  $         (0.03)
                                                          ===============  =================   ===============   ===============
   Weighted average common shares outstanding - basic          63,375,969         37,333,795        59,113,969        36,095,445
                                                          ===============  =================   ===============   ===============
   Weighted average common shares outstanding - diluted        63,375,969         37,333,795        59,113,969        36,095,445
                                                          ===============  =================   ===============   ===============

       See accompanying notes to unaudited consolidated financial statements.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        For the Six Months Ended
                                                                                June 30,
                                                                  --------------------------------------
                                                                        2007                  2006
                                                                  ------------------   -----------------
                                                                    (Unaudited)           (Unaudited)
Cash Flows From Operating Activities:
Net income (loss)                                                 $         (847,989)  $        (906,340)
 Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization                                                 33,738              33,806
Stock-based compensation and consulting                                      110,030             110,030
Common stock issued for interest                                                   -              28,085
Amortization of debt issuance costs                                            6,685              88,400
Amortization of discount of debenture and note payable                         2,463             620,440
Gain from valuation of derivatives                                           319,899            (239,845)
 Changes in assets and liabilities:
Accounts receivable                                                          (47,046)             23,492
Inventory of supplies                                                              -              (1,615)
Prepaid expenses and other current assets                                       (886)                796
Other assets                                                                       -               8,200
Accounts payable                                                              (6,863)              9,665
Accrued expenses                                                              29,642              32,030
Accrued interest included in note payable                                     13,074                   -
Due to related parties                                                        (3,000)                  -
Customer deposits                                                                  -              15,872
Unearned membership fees                                                      66,417             (47,587)
                                                                  ------------------   -----------------
Net cash provided by (used in) operating activities                           95, 492           (224,571)
                                                                  ------------------   -----------------
Cash Flows From Financing Activities:
 Net proceeds from sales of common stock                                       50,025            173,366
 Proceeds from note payable                                                    35,025                  -
 Proceeds from loan payable - related party                                   270,000                  -
 Line of credit                                                                   650                  -
 Payments on debenture payable                                                      -           (116,972)
 Payments on loans payable - related party                                       (506)                 -
 Payments on convertible note payable                                               -           (240,000)
 Payments on notes payable                                                  (404,604)           (138,400)
                                                                  ------------------   -----------------
Net cash provided by (used in) financing activities                          (49,410)           (322,006)
                                                                  ------------------   -----------------

Net increase (decrease) in cash                                               46,082            (546,577)

Cash - beginning of year                                                     117,556             557,272
                                                                  ------------------   -----------------
Cash - end of period                                              $          163,638   $          10,695
                                                                  ==================   =================
Supplemental Disclosures of Cash Flow Information
Cash payments for interest                                        $           44,676   $          55,868
                                                                  ==================   =================
Cash payments for income taxes                                    $                -   $               -
                                                                  ==================   =================
Non-cash investing and financing activities:
Issuance of common stock for debt and accrued interest            $          119,879   $           6,900
                                                                  ==================   =================
Reclassification of derivative liability to equity                $          168,466   $         196,108
                                                                  ==================   =================
Common stock issued in connection with accrued services           $           75,278   $               -
                                                                  ==================   =================
Issuance of common stock to acquire assets                        $                -   $         113,755
                                                                  ==================   =================

     See accompanying notes to unaudited consolidated financial statements.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Union Dental Holdings, Inc., (f/k/a National Business Holdings, Inc.), (the "Company") is a Florida corporation which conducts business from its headquarters in Ft. Lauderdale, Florida. The Company was incorporated on
November 26, 1996. On December 27, 2004, the Company entered into a Share Exchange and Reorganization Agreement ("Reorganization") with both Union Dental Corp. ("UDC"), a Florida corporation and Direct Dental Services, Inc. ("DDS"), a Florida corporation, whereby UDC and DDS became wholly-owned subsidiaries of the Company in exchange for an aggregate of 17,500,000 shares of its common stock and 1,000,000 shares of its preferred stock issued to Dr. George Green with each share of preferred stock providing voting rights equal to 15 shares of the Company's common stock. In addition, the Company agreed to recognize the 3,452,250 issued and outstanding options to purchase UDC common stock as options to purchase the Company's common stock. Pursuant to the Reorganization Agreement, 22,287,977 shares of the Company's common stock were canceled. As a result, UDC's and DDS's former stockholders became the Company's majority stockholders with the Company's former shareholders retaining 10,000,000 shares of common stock.

On January 11, 2005, the Company amended its Articles of Incorporation to change its name from National Business Holdings, Inc. to Union Dental Holdings, Inc.

The acquisition of UDC and DDS by the Company was accounted for as a reverse merger because on a post-merger basis, the former UDC and DDS shareholders hold a majority of the outstanding common stock of the Company on a voting and fully diluted basis. As a result, UDC and DDS were deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented for the period ending December 31, 2005, are those of the combined results of UDC and DDS for all periods prior to the acquisition, and the financial statements of the consolidated companies from the acquisition date forward. The historical stockholders' deficit of the combined results of UDC and DDS prior to the acquisition have been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any differences in the par value of the Company and the combined UDC and DDS common stock, with an offset to additional paid-in capital. The restated consolidated retained earnings of the accounting acquirer (UDC and DDS) are carried forward after the acquisition.

Through its wholly-owned subsidiaries, UDC and DDS, the Company operates two distinct lines of business.

DDS operates a network of duly licensed dental providers, the Dental Referral, who provide dental services through the network to union members in accordance with arrangements between DDS and various labor unions. DDS is not limited as to the type of labor union which it may solicit. DDS charges an annual management services fee to the participating dentists to practice in an "area of exclusivity" for union members. DDS currently has exclusive contracts with several local unions.

UDC acquired the assets of George D. Green, DDS, PA and manages the operation of that general dental practice.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2006 and notes thereto and other pertinent information contained in Form 10-KSB of Union Dental Holdings, Inc. (the "Company") as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results for the full fiscal year ending December 31, 2007.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2007 and 2006 include the allowance for doubtful accounts, stock-based compensation, valuation of derivative liabilities, and the useful life of property and equipment.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, debenture and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At June 30, 2007, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $130,600.

Inventory of dental supplies

The Company values inventory of dental supplies at the lower of cost or market, using the specific unit cost method.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the six months ended June 30, 2007.

Income taxes

The Company was taxed as an S-Corporation combination until December 31, 2004, when the Company changed its form of ownership to a C corporation. As a result of the change of ownership, the Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Had income taxes been determined based on an effective tax rate of 37.6% consistent with the method of SFAS 109, the Company's net losses for all periods presented would not materially change.

Loss per common share

In accordance with SFAS No. 128 "Earnings Per Share," Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company's common stock equivalents at June 30, 2007 include the following:

     Convertible debentures            13,441,652
     Derivatives options               58,752,760
     Options                            1,508,000
     Warrants                           1,304,348
                                    --------------
                                       75,006,760
                                    ==============

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

DDS selects certain dentists in selected geographical areas to represent the Company. The dentist enters into an exclusive agreement with DDS for an annual management services fee, which is based on each specialty the dentist provides to the patients on a per office basis. DDS receives a yearly membership fee from each dentist in order for him/her to maintain the exclusive area of each specialty that the dentist provides. Revenues from membership fees are recognized over the term of the contract. Unearned membership fees at June 30, 2007 amounted to $411,908 and will be recognized as revenues over their respective term of contract.

The Company recognizes revenue from its dental practice when dental services are provided.

Stock-based compensation****

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions
including   shares  issued  under  its  stock  option  plans  in  the  financial statements.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). For the six months ended June 30, 2007, the Company did not grant any stock options.

Concentrations of credit risk

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. During the six-month period ended June 30, 2007, the Company has reached bank balances exceeding the FDIC insurance limit. The Company has not experienced any losses in such accounts through June 30, 2007.

Non-Employee Stock Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Common stock purchase warrants

The Company accounts for common stock purchase warrants in accordance with the provisions of Emerging Issues Tack Force Issue ("EITF") issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Recent accounting pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company's consolidated financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, "Accounting for Registration Payment Arrangements," was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." The Company believes that its current accounting is consistent with the FSP.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115", under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 2 - PROPERTY AND EQUIPMENT

At June 30, 2007, property and equipment consist of the following:

                                       Useful Life
                                      -------------
    Computer equipment                   5 Years      $        8,680
    Office equipment                     5 years             424,747
    Office furniture and fixtures        7 Years              62,128
    Leasehold improvements               10 Years             30,593
                                                      --------------
                                                             526,148

    Less accumulated depreciation                           (328,915)
                                                      --------------
                                                      $      197,233
                                                      ==============

For the six months ended June 30, 2007 and 2006, depreciation expense amounted to $33,738 and $33,806, respectively.


NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE

On August 17, 2005, the Company entered into a Debenture Agreement with Dutchess Private Equity Fund II, LLP ("Dutchess"), an accredited investor, for the issuance and sale of $600,000 of 10% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. On August 17, 2005, the Company issued Dutchess a $600,000 principal amount 10% secured convertible debenture due August 17, 2010. At the time of signing the Debenture Agreement, the Company also issued Dutchess five-year common stock purchase warrants to purchase 1,304,348 shares of the Company's common stock at $.092 per share. Interest is payable on the secured convertible debentures at the rate of 10% per year. Amortizing payments will be made by the Company in satisfaction of this Debenture. Payments shall be made monthly on the first day of each business day of each month while there is an outstanding balance on the Debenture, to the Holder, in the amounts outlined below on the following schedule:

   Payment for Month 1
          (due within three (3) days of the Issuance Date)    $  4,951
   Payments for Months 2 and 3, respectively                  $  4,951
   Payment for Month 4 and each month thereafter              $ 62,716

The principal amount of the Debenture plus accrued interest may be converted at the option of the Dutchess into shares of the Company's common stock, anytime following the closing date, at a conversion price equal to the lesser of (i) the lowest closing bid price during the 15 days of full trading, as defined, prior to the conversion date; or (ii) $0.092. In addition, in the event that any portion of the debenture remains outstanding on the maturity date of August 17, 2010, such outstanding amount shall be automatically converted into shares of the Company's common stock. In the event that the Company does not make delivery of the common stock as instructed by Dutchess, the Company shall be obligated to pay to Dutchess 3% in cash of the dollar value of the debentures being converted, compounded daily, per each day after the 3rd business day following the conversion date that the common stock is not delivered to Dutchess.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE (continued)

In the Event of default as defined in the Debenture Agreement, Dutchess may among other things:

     (a) elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral;
     (b) elect to garnish revenue from the Company in an amount that will repay the Holder on the payment schedule set forth above;
     (c) exercise its right to increase the Face Amount of the debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;
     (d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

The debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

In order to secure its obligations under the secured convertible debenture and related documents, the Company has granted the debenture holder a security interest in all of its assets and property.

In accordance with Statement of Financial Accounting Standards No. 133, `Accounting for Derivative Instruments and Hedging Activities', ("FASB 133"), the Company determined that the conversion feature of the Debentures met the criteria of an embedded derivative and therefore the conversion feature of the debt needed to be bifurcated and accounted for as a derivative. Due to the reset provisions of the Debentures, the debt does not meet the definition of "conventional convertible debt" because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $600,000 face amount of the debenture was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the warrants and conversion option were attributed to the debt. At June 30, 2007, the Company revalued this derivative liability. For the six months ended June 30, 2007, after adjustment, the Company recorded a gain on revaluation of this derivative liability of $103,043. For the six months ended June 30, 2007 and 2006, amortization of the discount on debenture amounted to $0 and $149,032. Additionally, during the year ended December 31, 2006, the Company issued 75,000 shares of its common stock for settlement of $6,900 of the debenture.

The convertible debenture liability is as follows at June 30, 2007:

Convertible debentures payable               $       268,833
Less: unamortized discount on debentures                   -
                                             ---------------
Convertible debentures, net                  $       268,833
                                             ===============

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 4 - EQUITY CREDIT LINE

On August 17, 2005, the Company entered into an Investment Agreement with Dutchess Private Equities Fund II, LLP ("Dutchess"). Pursuant to this Agreement, Dutchess committed to purchase up to $5,000,000 (the "Line") of the Company's common stock over the course of 36 months ("Line Period"), after the registration statement was declared effective by the SEC in September 2005 (the "Effective Date"). The amount that the Company shall be entitled to request from each of the purchase "Puts", shall be equal to either (1) $100,000 or (2) 200% of the averaged daily volume (US market only) ("ADV") of the Company's common stock for the 20 trading days prior to the "Put" notice, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Company's common stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide the Company up to $5,000,000 as it requests over a 36 month period, in return for common stock the Company issues to Dutchess. The Company, at its sole discretion, may during the Open Period deliver a "put notice" (the "Put Notice") to Dutchess which states the dollar amount which the Company intends to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after the Effective Date and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, as defined in the agreement. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. Additionally, Dutchess shall not be obligated to honor any Put Notice if at the time of the Put Notice Dutchess would own more than 4.99% of the Company's issued and outstanding common stock.

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from the Company, during the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice, or (b) 20% of the aggregate trading volume of the Company's common stock during the applicable Pricing Period times (x) the lowest closing bid price of the Company's common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

For the six months ended June 30, 2007, the Company delivered Put Notices to draw on the equity line of credit. In connection with these puts, the Company issued 1,691,360 shares of common stock for net proceeds of $50,025.


NOTE 5 - CONVERTIBLE  NOTE PAYABLE

On December 22, 2005, the Company signed a promissory note (the "Note") in favor of Dutchess Private Equities Fund, LP (the "Investor"), in the amount of $960,000 (the "Face Amount") and received gross proceeds in the amount of $800,000 less $60,075 in fees associated with the financing for net proceeds of $739,925. The Company is obligated to repay the Investor the Face Amount on or before December 23, 2006. There is no stated interest rate on the Note and interest has been imputed at a rate of 32% per annum. Payments are to be made by the Company from each Put from the Company's Equity Credit Line (see note 4) with the Investor. The Company is obligated to pay the Investor the greater of
a) 50% of each Put to the Investor or b) $80,000 until the face Amount minus any fees have been paid. The first payment was due on February 15, 2006 and all subsequent payments will be made at the Closing of every Put to the Investor thereafter. The Put Amount will be the maximum amount allowed under the Investment Agreement with the Investor. The Company has not received any written notice of default in connection with this note.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 5 - CONVERTIBLE  NOTE PAYABLE (continued)

As described in note 4, the Investment Agreement provides in part that the maximum amount of each Put is either $100,000 or 200% of the average daily volume multiplied by the average of the three daily closing prices immediately preceding the Put Date. Payments made by the Company in satisfaction of this Note shall be made from each Put from the Equity Line of Credit with the Investor given by the Company to the Investor. Additionally, in connection with Note, the Company issued 1,500,000 shares of common stock. The shares were valued at fair market value at date grant of $135,000 or $.09 per share and is reflected as a discount on the Note, which will be amortized over the term.

The Company agreed to issue 50 signed Put Notices to the Investor to use as collateral. In the event, the Investor uses the collateral in full, the Company shall immediately deliver to the Investor additional Put Sheets as requested by the Holder. In the event that on the maturity date the Company has any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) as an initial penalty and an additional 2.5% per month paid, pro rata for partial periods, compounded daily, as liquated damages ("Liquidated Damages").

Additionally, in the event of a default as defined in the agreement, the Holder shall have the right, but not the obligation, to 1) switch the Residual Amount to a three-year ("Convertible Maturity Date"), interest-bearing convertible debenture. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have 20 business days after notice of the same (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to 300% of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within 40 business days of the date the Company files such Registration Statement. In the event the Company does not file such registration statement within 20 business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the Residual Amount shall increase by $5,000 per day.

The Holder is entitled to convert the Debenture Residual Amount, plus accrued interest, anytime following the Convertible Maturity Date, at the lesser of (i) 50% of the lowest closing bid price during the 15 trading immediately preceding the Convertible Maturity Date or (ii) 100% of the lowest bid price for the 20 trading days immediately preceding the Convertible Maturity Date ("Fixed Conversion Price").

In accordance with Statement of Financial Accounting Standards No. 133, `Accounting for Derivative Instruments and Hedging Activities', ("FASB 133"), the Company determined that the conversion feature of the Note met the criteria of an embedded derivative and therefore the conversion feature of this debt needed to be bifurcated and accounted for as a derivative. Due to the conversion features of the Note which is convertible based on draws from the equity credit line, the debt does not meet the definition of "conventional convertible debt" because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $960,000 face amount of the debenture was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the 1,500,000 common shares and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in this Note resulted in a note discount of $665,000 in 2005. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the Note, and conversion feature were allocated based on their fair values. The amount allocated as a discount on the Note for the value of the conversion option is being amortized to interest expense, using the effective interest method, over the term of the Note.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 5 - CONVERTIBLE  NOTE PAYABLE (continued)

The holders of the Note and the underlying shares on the equity credit line have registration rights that required the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the debenture or the exercise of the warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, the ability to register stock was deemed to be outside of the Company's control. Accordingly, in 2005, the initial aggregate fair value of the derivatives (embedded and free-standing) of $1,002,049 was recorded as a derivative liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. During the six months ended June 30, 2007, the Company revalued this derivative liability. For the six months ended June 30, 2007, after adjustment, the Company recorded a loss on revaluation of this derivative liability of $422,942 and reclassified $168,466 of the derivative liability to paid-in capital due to the payment of the debenture. For the six months ended June 30, 2007, amortization of the discount on the note amounted to $2,463.

The note payable is as follows at June 30, 2007:

    Note payable                           $       622,553
    Less: unamortized discount on note                   -
                                           ---------------
    Note payable, net                      $       622,553
                                           ===============


NOTE 6 - NOTES PAYABLE

In December 2004, the Company agreed to assume the debt obligation of the principal stockholder for a bank loan utilized to purchase 50% of DDS from its founder and former owner and the remaining balance owed on the original 50% acquisition. The original note was in the amount $1,215,000. On May 17, 2005, the Company entered into an Amended and Restated Promissory Note in the amount of $1,384,000. The interest rate on this note is the LIBOR Fixed Rate plus 255 basis points (6.92% at September 30, 2006) calculated by using the 365/360 day method. The note requires monthly principal payments of $23,067 plus accrued interest payable monthly, and is secured by all of the assets of the Company. The principal stockholder is also the guarantor of this loan. In addition, the Company, on a consolidated basis, must maintain a minimum Global Debt Service Ratio, as defined by the bank, which is calculated annually, based on the Company's year end financial statements. The Company must also maintain property and casualty insurance on the business as well as a minimum of $700,000 of life insurance on the principal stockholder, assigned to the bank. In October 2005, as a result of a hurricane relief program, the bank extended the due date on the November and December 2005 payments, thereby extending the Note due date to July 17, 2010. As of June 30, 2007, the Company is in default of loan covenants and other terms of the agreement. Accordingly, the Company has shown the entire principal balance in current liabilities. At June 30, 2007, the principal amount outstanding on this note amounts to $852,724.

On August 11, 2006, the Company entered into a Promissory Note in the amount of $50,000 with a bank. The interest rate on this promissory note is 8% per annum calculated by using the 365/360 day method. The note requires 60 monthly principal and interest payments of approximately $1,017 and is secured by certain assets of the Company. This note is personally guaranteed by the Company's CEO. At June 30, 2007, the principal amount outstanding on this note amounts to $43,002.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 6 - NOTES PAYABLE (continued)

On October 20, 2006, the Company entered into a Promissory Note in the amount of $250,000 with a third party. The interest rate on this promissory note is 10% per annum calculated by using a 360 day year. The principal balance and all accrued and unpaid interest is due on June 19, 2007. This note is personally guaranteed by the Company's CEO. The note is secured by certain assets of the Company. In connection with this note, on March 7, 2007 the Company received a loan amounting to $270,000 from the Company's CEO for a full payment of the principal and accrued interest of the 10% promissory note which amounted to approximately $261,000 (see Note 8).


NOTE 7 - LINE OF CREDIT

On May 16, 2007, the Company was issued a $100,000 line of credit with SunTrust Bank. The line of credit bears an annual interest rate of 8.25% and interest is payable monthly. The balance of the line of credit was $650 as of June 30, 2007.


NOTE 8 - RELATED PARTY TRANSACTIONS

On March 20, 2004, UDC, a wholly owned subsidiary of the Company, entered into an employment agreement with the principal stockholder, the sole officer of UDC, with a term of 7 years. This contract provides for a base salary to the principal stockholder of $225,000 in year 1, $125,000 in year 2, $185,500 in year 3, $196,630 in year 4, $208,427 in year 5, $220,932 in year 6 and $234,187 in year 7. This contract also provides for the issuance of options to the principal stockholder upon signing , 750,000 options, (1 share per option), with an exercise price of $0.60 per share, half vested immediately and half vesting after two years , having an exercise life of five years. This contract also provides for the issuance of options to the principal stockholder as well, if certain revenue milestones are reached: at $3,000,000 in gross revenue for any calendar year he receives 332,500 options, (1 share per option), with an exercise price at the market price of the underlying common stock at issue date and the same again at $4,000,000 and $5,000,000 in gross revenue for a calendar year.

On March 7, 2007, the Company received a loan amounting to $270,000 from the Company's CEO for a full payment of the principal and accrued interest of the 10% promissory note which amounted to approximately $261,000 (see Note 6). The Company's CEO individually signed a 30 year promissory note in the amount of $270,000 with SunTrust Bank, which requires 360 monthly principal and interest payments at the rate of 8.4% per annum until March 7, 2037 and is secured by a personal asset owned by the Company's CEO. The loan from the Company's CEO calls for the Company to make equal monthly payments. In the event of a default, all payments under the loan shall become immediately due and payable. The loan represents an unsecured obligation of the Company. At June 30, 2007, the principal amount outstanding on this loan amounts to $269,494.


NOTE 9 -  SHAREHOLDERS' DEFICIT

Preferred Stock

On January 24, 2007, the Company issued 2,000,000 shares of class A Preferred Stock to a director/officer, in exchange for personally guaranteeing the loans of the Company. Each share of Class A Preferred shall have 15 votes per share. The Preferred shareholder is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock. The Company recorded the issuance of 2,000,000 shares of class A Preferred Stock at par value.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 9 -  SHAREHOLDERS' DEFICIT (continued)

Common Stock

On January 4, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.044 per share or $11,000. In connection with issuance of these shares, the Company recorded consulting fees of $11,000 for business development services performed.

On January 5, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $11,250. In connection with issuance of these shares, the Company recorded professional fees of $11,250 for professional services performed.

On January 5, 2007, the Company issued 400,000 shares of common stock for services rendered to three employees of the Company. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $18,000. In connection with issuance of these shares, the Company recorded stock based compensation expense of $18,000.

On January 5, 2007, the Company issued 62,700 shares of common stock for accrued accounting services during 2006. The Company valued these common shares at the fair market value on the date of grant at $.05 per share or $3,135. In connection with issuance of these shares, the Company offset the value against accounts payable.

On January 12, 2007, the Company issued 300,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $13,500. In connection with issuance of these shares, the Company recorded consulting fees of $13,500 for business development services performed.

On January 24, 2007, the Company issued an aggregate 1,750,000 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $78,750. In connection with issuance of these shares, the Company recorded stock based compensation expense of $78,750.

On January 24, 2007, the Company issued 500,000 restricted shares of common stock for advisory and business development services in connection with a 240-day consulting agreement entered on October 20, 2006. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $22,500. In connection with the issuance of these shares, for the six months ended June 30, 2007, the Company recorded consulting expense of $22,500.

On January 24, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $11,250. In connection with issuance of these shares, the Company recorded consulting fees of $11,250 for business development services performed.

On January 24, 2007, the Company issued 250,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $11,250. In connection with issuance of these shares, the Company recorded consulting fees of $11,250 for business development services performed.

On February 1, 2007, the Company issued 92,850 shares of common stock for accrued accounting services during 2006. The Company valued these common shares at the fair market value on the date of grant at $.05 per share or $4,643. In connection with issuance of these shares, the Company offset the value against accounts payable.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 9 -  SHAREHOLDERS' DEFICIT (continued)

Common Stock (continued)

On February 6, 2007, the Company issued 200,000 shares of common stock for legal services rendered. The Company valued these common shares at the fair market value on the date of grant at $.045 per share or $9,000. In connection with issuance of these shares, the Company recorded professional fees of $9,000 for professional services performed.

On February 16, 2007, the Company issued an aggregate 4,000,000 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.042 per share or $168,000. In connection with issuance of these shares, the Company recorded stock based compensation expense of $168,000.

During February 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance on its notes payable of $9,456 for which the Company issued 247,000 shares of its common stock to Dutchess.

During February 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and received proceeds of $35,025 for which the Company issued 900,000 shares of its common stock to Dutchess.

On March 12, 2007, the Company issued 700,000 shares of common stock for services rendered. The Company valued these common shares at the fair market value on the date of grant at $.039 per share or $27,300. In connection with issuance of these shares, the Company recorded consulting fees of $27,300 for business development services performed.

During March 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance on its notes payable of $15,528 for which the Company issued 453,300 shares of its common stock to Dutchess.

The Company agreed to issue 3,000,000 shares of common stock for investor relation services in connection with a 60-day consulting agreement entered on May 14, 2007. The Company issued 2,000,000 shares at the date of agreement and the 1,000,000 shares will be issued 90 days from the date of this agreement. The Company valued these common shares at the fair market value on the date of grant at $.025 per share or $75,000. In connection with the issuance of these shares, for the six months ended June 30, 2007, the Company recorded consulting expense of $18,750 and deferred consulting fees of $56,250 to be amortized over the service period. The 1,000,000 shares are reflected on the accompanying balance sheet as common stock issuable.

On June 19, 2007, the Company issued an aggregate 3,821,750 shares of common stock for services rendered to an officer/director and an employee of the Company. The Company valued these common shares at the fair market value on the date of grant at $.02 per share or $76,435. In connection with issuance of these shares, the Company recorded stock based compensation expense of $76,435.

On June 20, 2007, the Company issued 2,000,000 restricted shares of common stock for investor relation services in connection with a 30-day consulting agreement. The Company valued these common shares at the fair market value on the date of grant at $.021 per share or $42,000. In connection with the issuance of these shares, for the six months ended June 30, 2007, the Company recorded consulting expense of $14,000 and deferred consulting fees of $28,000 to be amortized over the service period.

On June 26, 2007, the Company issued 502,700 shares of common stock for accounting services rendered. The Company valued these common shares at the fair market value on the date of grant at $.025 per share or $12,568. In connection with issuance of these shares, the Company recorded professional fees of $12,568 for professional services performed.

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 9 -  SHAREHOLDERS' DEFICIT (continued)

Common Stock (continued)

On June 28, 2007, the Company issued 300,000 shares of common stock for legal services rendered. The Company valued these common shares at the fair market value on the date of grant at $.024 per share or $7,200. In connection with issuance of these shares, the Company recorded professional fees of $7,200 for professional services performed.

In June 2007, the Company issued 220,000 shares of common stock for legal services rendered. The Company valued these common shares at the fair market value on the date of grant at $.022 per share or $4,855. In connection with issuance of these shares, the Company recorded professional fees of $4,855 for professional services performed.

During June 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and received proceeds of $15,000 for which the Company issued 791,360 shares of its common stock to Dutchess.

During the three months ended June 30, 2007, the Company exercised a put notice in accordance with its Investment Agreement with Dutchess (see note 4) and repaid principal balance on its notes payable of $94,896 for which the Company issued 4,020,740 shares of its common stock to Dutchess.

Stock Options

In October 2004, the Company adopted a Stock Option Plan that allows for both incentive based options as well as non-qualified options. As part and parcel to the reorganization on December 27, 2004, UDHI adopted this Plan. Under the terms of the Plan, the Plan Committee will set the option term and the exercise price. The Plan limits the ability to exercise incentive options for a first time holder in any one calendar year to $100,000 aggregate fair market value, based on grant date. The Plan also allows for the issuance of Stock Appreciation Rights to allow for cash-less exercise of underlying issued options.

A summary of the stock options as of June 30, 2007 and changes during the periods is presented below:

                                                             Weighted Average
                                          Number of Options   Exercise Price
                                          -----------------  ----------------
   Balance at beginning of year                   1,508,000  $           0.16
   Granted                                                -                 -
   Exercised                                              -                 -
   Forfeited                                              -                 -
                                          -----------------  ----------------
   Balance at end of the period                   1,508,000  $           0.16
                                          =================  ================
   Options exercisable at end
   of the period                                  1,508,000  $           0.16
                                          =================  ================
   Weighted average fair value of
   options granted during the year                           $              -

                  UNION DENTAL HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007


NOTE 9 -  SHAREHOLDERS' DEFICIT (continued)

Stock Options (continued)

The following information applies to options outstanding at June 30, 2007:

                 Options Outstanding                    Options Exercisable
-------------------------------------------------  ------------------------
                            Weighted
                             Average     Weighted                 Weighted
 Range of                   Remaining    Average                   Average
 Exercise       Number     Contractual   Exercise     Number      Exercise
   Price     Outstanding  Life (Years)   Price     Exercisable      Price
 ----------- -----------  ------------   --------  -----------   ---------
$ 0.13-0.15      950,000     3.50        $   0.14      950,000   $    0.14
$ 0.20-0.25      525,000     1.25        $   0.21      525,000   $    0.21
$      0.50       33,000     2.50        $   0.50       33,000   $    0.50
             -----------                 --------  -----------   ---------
               1,508,000                 $   0.16    1,508,000   $    0.16
             ===========                 ========  ===========   =========

Common Stock Warrants

In November and December 2005, in connection with a debenture payable, the Company granted 1,304,348 warrants to purchase 1,304,348 shares of common stock at $0.092 per share. The warrants expire on the three-year anniversary of the date of issuance.


NOTE 10 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $4,681,496 and a working capital deficit of $2,999,726 at June 30, 2007 and net losses for the six months ended June 30, 2007 of $847,989. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. In order to raise funds, on August 2005, the Company entered into an Investment Agreement and a Debenture Agreement (See Note 3 and 4), and a note payable agreement (See note 5), and has notes payable to a bank and a third party. Additionally, during the six months ended June 30, 2007, the Company has a loan payable with the Company's CEO (see Note 8). Management may attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate increased revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

During the second quarter of 2005, the Company was sued by another dentist who was previously a Direct Dental member. The suit was filed in Dade County, Florida (Case No. 05-0077-99) and alleges tortuous interference with a business relationship and libel. The Company filed a counterclaim against the Plaintiff. In April 2007, the Company was successful with the counterclaim and settled the litigation for payment of $190,000 and was included in the total revenues as other revenue in the accompanying consolidated statements of operations.

                                     Part II

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by the Company in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

     Securities and Exchange Commission Registration Fee   $   1,098.55
     Accounting Fees and Expenses                          $  10,000*
     Legal Fees and Expenses                               $  25,000*
                                                           ------------
     Total                                                 $  36,098.55
                                                           ------------
* Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During February 2004, we issued 1 million shares of our common stock (250,000 post split) to a group of investors for $25,000 cash. The sale of the securities was exempt from registration under Section 4(2)of the Securities Act of 1933, as amended. The transaction did not include a public distribution or offering.

During  April 2004  through  December  2004,  we  conducted a private  placement offering of our securities whereby we received proceeds in the amount of $417,006 pursuant to promissory notes that were subsequently converted into 913,939 shares of our restricted common stock. The debt was converted into our common stock at $.50 per share as of the Reorganization and such conversion included accrued interest of $39,963. This transaction was exempt from registration claimed under section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The shares were sold through the company's officers and directors to a total of 21 investors. The transaction did not include a public distribution or offering.

During July 2004, UDC agreed to issue 100,000 shares of its common stock to The Bulletin Board Productions, LLC in exchange for consulting services that included video production and advertising services valued at $10,500 plus total production and media costs of $39,500, representing an aggregate value of $50,000. On the transaction date, UDC's common stock had no reliable market value. UDC valued the shares issued by the value of the marketing expenditure at $.50 per share. As a result, the Company recognized a stock-based compensation expense totaling $50,000 in the accompanying financial statements. The transaction was exempt from registration under Section 4(2) as the recipient of the shares is a sophisticated investor and was provided with access to the officers of UDC so as to receive all material information regarding UDC that the recipient requested. The shares were issued with restrictive legend and the transactions did not include a public distribution or offering.

During October 2004, the Company issued 18,800,000 shares of its common stock to Roger Pawson for services rendered as our former sole officer and director. As a result, the Company recognized a stock-based compensation expense totaling $18,800 in the accompanying financial statements. The transaction was exempt from registration under Section 4(2) as the recipient of the shares is a sophisticated investor. The shares were issued with restrictive legend and the transactions did not include a public distribution or offering. These shares were subsequently cancelled as part of the Reorganization.

During October 2004, the Company issued 10,000,000 shares of its common stock to various note holders upon the conversion of convertible notes payable in the amount of $27,500. This transaction was exempt from registration claimed under section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The shares were sold through the company's officers and directors. The transaction did not include a public distribution or offering.

On December 27, 2004 we issued 17,500,000 shares of our common stock and one million shares of our preferred stock pursuant to a Share Exchange and Reorganization Agreement to our principal shareholder, Dr. George Green.

During the year 2005 we issued 55,000 shares of unregistered common stock to various consultants, in consideration for services rendered.

Also, during 2005, we issued a total of 120,000 shares of our common stock to various investors in consideration for a total of $60,000.

On August 17, 2005 we sold $600,000 in principal amount of our five-year convertible debentures to Dutchess These debentures bear interest at 10% per annum (payable in cash or stock at Dutchess' option). The conversion price of these debentures is $.092 per share. The shares to be issued pursuant to this convertible debenture were subsequently registered with the Securities and Exchange Commission.

On December 22, 2005, the Company signed a promissory note (the "Note") in favor of Dutchess Private Equities Fund, LP (the "Investor"), in the amount of $960,000 (the "Face Amount") and received gross proceeds in the amount of $800,000 less $60,075 in fees associated with the financing for net proceeds of $739,925. The Company is obligated to repay the Investor the Face Amount on or before December 23, 2006. Payments are to be made by the Company from each Put from the Company's Equity Credit Line.

We have issued to Dutchess Private Equities Fund II, LLP, warrants to purchase 1,304,348 shares of our common stock at an exercise price of $.092 per share which are exercisable for a period of five years. The warrants were issued in connection with the Investment Agreement dated August 17, 2005.

We have issued warrants to Hawk Associates, Inc., to purchase 500,000 shares of our common stock at an exercise price of $.20. The warrants were issued in connection with a Consulting Agreement dated August 18, 2005 pursuant to which Hawk Associates will provide consulting and advisory services, including, but not limited to, company identity, investor relations, financial media relations and other consulting and advisory services.

During the year ended December 31, 2006 we issued the following unregistered shares of our Common Stock

           Date:          Number of Shares                 Valuation

           March 7            62,000                        $62,000
           April 25          250,000                         10,000
           May 3             250,000                         10,000
           June 21           100,000                          1,500
           July 8            250,000                          4,250
           July 8            250,000                          4,250
           July 8            250,000                          4,250
           July 8            250,000                          4,250
           September 1     2,500,000                         60,000
           ---------------------------------------------------------
           September 1       100,000                          2,400
           September 6       250,000                         17,500
           ---------------------------------------------------------
           September 6       250,000                         17,500
           ---------------------------------------------------------
           October 5       1,000,000                         60,000
           October 11         50,000                          3,000
           October 13      1,000,000                         60,000
           November 7        250,000                         17,500

The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act and or Section 4(2) of the Securities Act. Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;
- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;
- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2; and
- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

Use of Proceeds from sale of Registered Securities

During the year ended December 31, 2006, we issued approximately 4,554,100 shares of registered securities and received approximately $252,000 in net proceeds. We received approximately $252,000 in net proceeds from the sale of our registered securities pursuant to the Equity Line of Credit and Convertible Debenture we executed with Dutchess. We used these funds for general working capital purposes. We also issued approximately 3,900,000 shares of our Common Stock pursuant to our Equity Compensation Plan which was registered with the Securities and Exchange Commission on Form S-8. The shares were issued to various consultants and employees for services rendered.

During the three month period June 30, 2006, we issued the following unregistered securities:

    Date                 Title           Amount           Consideration
    --------------       -------         -------          ----------------
    April 25, 2006       C/S(1)          250,000          Services

    June 21, 2006        C/S(1)          100,000          Services
    --------

Also during the three months ended June 30, 2006, we issued a total of 1,344,621 shares of our common and received a total of $39,173 shares of our common stock pursuant to certain Put options under our equity credit line with Dutchess Private Equities Fund II, L.P. We used the net proceeds from the sale of the common stock for working capital purposes.


ITEM 27. EXHIBITS

The exhibits required to be filed herewith by Item 601 of Regulation S-B, as described in the following index of exhibits, are either filed herewith or incorporated herein by reference.

Exhibit No.      Description
-----------    ----------------------------------------------------

2.2 Share Exchange Agreement between Shava, Inc. and National Business Holdings, Inc. dated May 28, 2004.

2.3 Reorganization Agreement, dated December 28, 2004, by and among the Company, Union Dental, Direct Dental and the shareholders of Union Dental and DDS. (4)

2.4 Asset Purchase Agreement dated October 15, 2004 by and among Union Dental and George D. Green, DDS, P.A. (4)

3(i).1 Amended and Restated Articles of Amendment to the Articles of Incorporation of Mecaserto, Inc., A Florida Corporation

3(i).2    Articles of Incorporation of National Business Investors, Inc.

3(i).3    Articles of Incorporation of Union Dental Corp.(5)

3(i).4    Articles of Incorporation of Direct Dental Services, Inc. (5)

3(ii).1   Bylaws of National Business Holdings, Inc. (5)

3(ii).2   Bylaws of Union Dental Corp. (5)

3(ii).3   Bylaws of Direct Dental Services, Inc.

4.1       Form of Option issued to Union Dental optionholders. (4)

4.2       Warrant Agreement dated August 17, 2005 (6)

5.1       Opinion of Sichenzia Ross Friedman Ference, LLP*

10.1 Business Associate Agreement dated October 15, 2004 by and among Union Dental and George D. Green, DDS, P.A. (5)

10.2 Management Services Agreement dated October 15, 2004 by and among Union Dental and George D. Green, DDS, P.A. (5)

10.3 Employment Agreement dated March 20, 2004 by and among Union Dental and Dr. George D. Green. (4)

10.4 Employment Agreement dated October 26, 2004 by and among Union Dental and Dr. Leonard I. Weinstein. (4)

10.5 Shareholder's Agreement and Management Contract by and among Union Dental and Tropical Medical Services. (4)

10.6 Employment Agreement dated February 15, 2004 by and among Union Dental and Robert Gene Smith. (4)

10.7      2004 Stock Option Plan for Union Dental (4)

10.8      Form of Management Service Agreement with Participating Dentists

10.9      Form of Service Agreement with Participating Unions

10.10 Debenture Agreement executed between the Company and Dutchess Private Equities Fund II, L.P. (6)

10.11 Debenture Registration Rights Agreement between the Company and Dutchess Private Equities Fund II, LP. (6)

10.12 Warrant Registration Rights Agreement between the Company and Dutchess Private Equities Fund II, LP. (6)

10.13 Equity Line of Credit Registration Rights Agreement dated August 17, 2005 between Union Dental Holdings, Inc. and Dutchess Private Equities Fund II, LP. (6)

10.14 Investment Agreement between Union Dental Holdings, Inc. and Dutchess Private Equities Fund II, LP. dated August 17, 2005 (6)

10.15 Security Agreement by and between Union Dental Holdings, Inc. and Dutchess Private Equities Fund II, LP. Dated August 17, 2005 (6)

10.13 Subscription Agreement executed by Dutchess Private Equities Fund II,LP. dated August 17, 2005 (6)

14.1      Code of Ethics (4)

16.1      Letter from Lawrence Scharfman to the Securities and Exchange (4)

17.1      Letter of Resignation of Dr. Melvyn Greenstein (4)

17.2      Letter of Resignation of Roger E. Pawson (4)

23.1      Consent of Sichenzia Ross Friedman Ference LLP*

23.2      Consent of Kramer Weisman and Associates, LLP*
-------------------

(1) Filed as Exhibits 2.1, 2.2, 2.3 to the Company's Form 10-SB filed with the Securities and Exchange Commission on July 14, 1999, and incorporated by Reference herein.
(2) Filed as Exhibit 3.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on March 10, 2003, and incorporated by reference herein.
(3) Filed as Exhibits 16.1 and 16.2 to the Company's Form 8-K filed with the Securities and Exchange Commission on May 7, 2004.
(4) Filed as Exhibits to the Company's Form 8-K filed with the Securities and Exchange Commission on January 4, 2005.
(5) Filed as Exhibits to the Company's Form 8-K/A filed with the Securities and Exchange Commission on February 4, 2005.
(6) Filed as Exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on August 22, 2005 * Filed herewith


ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this post-effective registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, Florida, on this 16th day of August 2007.

                           Union Dental Holdings, Inc.

          By: /s/ George D. Green
             -----------------------------------
             George D. Green
             Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, President, Director